                          SALE AND SERVICING AGREEMENT

                                      among

                    CATERPILLAR FINANCIAL ASSET TRUST 2004-A

                                     Issuer

                    CATERPILLAR FINANCIAL FUNDING CORPORATION

                                     Seller

                                       and

                   CATERPILLAR FINANCIAL SERVICES CORPORATION

                                    Servicer

                             Dated as of May 1, 2004

         SALE AND SERVICING AGREEMENT dated as of May 1, 2004, among CATERPILLAR
FINANCIAL ASSET TRUST 2004-A, a Delaware statutory trust, CATERPILLAR FINANCIAL
FUNDING CORPORATION, a Nevada corporation, and CATERPILLAR FINANCIAL SERVICES
CORPORATION, a Delaware corporation.

         WHEREAS the Issuer (as defined below) desires to purchase a portfolio of receivables arising in connection with (i) retail installment sale contracts for the purchase of machinery or equipment and (ii) equipment finance lease contracts for the lease of machinery or equipment, in each case acquired or originated by CFSC (as defined below) in the ordinary course of its business;

         WHEREAS the Seller (as defined below) has purchased such portfolio of receivables from CFSC and desires to sell such portfolio of receivables to the
Issuer; and

         WHEREAS CFSC desires to service such receivables.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.     Definitions.  Whenever  used in this  Agreement,  the
following  words and  phrases,  unless the context otherwise requires, shall have the following meanings:

         "Administration Agreement" means the Administration Agreement dated as of May 1, 2004 among the Trust, the Seller, CFSC, as administrator, and U.S.
Bank National Association, as indenture trustee, as the same may be amended and supplemented from time to time.

         "Administration Fee" means the fee payable to the Administrator pursuant to Section 3 of the Administration Agreement.

         "Administrator" means the administrator under the Administration
Agreement.

         "Affiliate" has the meaning assigned thereto in Section 1.01 of the
Indenture.

         "Agreement" means this Sale and Servicing Agreement, as the same may be amended and supplemented from time to time.

         "Amount Financed" means with respect to a Receivable related to a
Lease, the original Net Investment with respect to such Lease, and with respect to a Receivable related to an Installment Sales Contract, the sum of the amount advanced under the Receivable toward the purchase price of the related Financed
Equipment, plus any related costs.

         "APR" or "Annual Percentage Rate" with respect to any Receivable related to an Installment Sales Contract means the annual percentage rate of interest of such Receivable as set

forth on the Schedule of Receivables for such Receivable and with respect to any
Receivable related to a Lease, the Implicit Interest Rate.

         "Basic Documents" has the meaning assigned to such term in the
Indenture.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York,
Nashville, Tennessee, Las Vegas, Nevada or Wilmington, Delaware are authorized or obligated by law, regulation or executive order to remain closed.

         "Caterpillar" means Caterpillar Inc., a Delaware corporation, and its successors.

         "Certificate" has the meaning assigned to such term in the Trust
Agreement.

         "Certificate Balance" equals, on the Closing Date, $9,881,297 and, thereafter, equals $9,881,297, reduced by all amounts allocable to principal previously distributed to the Certificateholder pursuant to Section 5.02(a) of the Trust Agreement.

         "Certificate Distribution Account" has the meaning assigned to such term in the Trust Agreement.

         "Certificate Pool Factor" means 1.0000000 as of the Closing Date, and as of the close of business on any Distribution Date thereafter a seven-digit decimal figure equal to the Certificate Balance as of such date (after giving effect to reductions of the Certificate Balance on such date) divided by the
Certificate Balance at the Closing Date.

         "Certificateholder" has the meaning assigned to such term in the Trust
Agreement.

         "CFSC" means Caterpillar Financial Services Corporation, a Delaware corporation, and its successors.

         "Class" means the Class A-1 Notes, the Class A-2 Notes, the Class A-3
Notes or the Class B Notes, as applicable.

         "Class A Noteholders" has the meaning assigned to such term in Section
1.01 of the Indenture.

         "Class A Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the sum of (i) the excess, if any, of (A) the sum of
(1) the Class A Noteholders' Monthly Interest Distributable Amount for the
preceding Distribution Date and (2) any outstanding Class A Noteholders'
Interest Carryover Shortfall on such preceding Distribution Date, over (B) the amount in respect of interest that is actually distributed to the Class A
Noteholders on such preceding Distribution Date, and (ii) interest on the amount of interest due but not paid to Class A Noteholders on the preceding
Distribution Date, to the extent permitted by law, at the Class A-1 Note
Interest Rate, the Class A-2 Note Interest Rate and the Class A-3 Note Interest
Rate, as applicable, from and including such preceding Distribution Date to, but excluding, the current Distribution Date.

         "Class A Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of (a) the Class A Noteholders'
Monthly Interest Distributable Amount for such Distribution Date and (b) the
Class A Noteholders' Interest Carryover Shortfall for such Distribution Date.

         "Class A Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, an amount equal to the aggregate amount of interest accrued on the Class A-1 Notes, the Class A-2 Notes and the Class
A-3 Notes at the Class A-1 Note Interest Rate, the Class A-2 Note Interest Rate
and the Class A-3 Note Interest Rate, respectively, with respect to the Class
A-1 Notes, from and including the preceding Distribution Date (or, in the case of the initial Distribution Date, from and including the Closing Date), to but excluding such Distribution Date (based on a 360-day year and the actual number of days elapsed), and, with respect to the Class A-2 Notes and the Class A-3
Notes, from and including the 25th day of the month preceding such Distribution
Date, to but excluding the 25th day of the month containing such Distribution
Date (in each case based on a 360-day year of twelve 30-day months).

         "Class A Notes" means the Class A-1 Notes, the Class A-2 Notes, and the
Class A-3 Notes, collectively.

         "Class A-1 Note Final Scheduled Distribution Date" means the
Distribution Date occurring in May 2005.

         "Class A-1 Note Interest Rate" has the meaning assigned to such term in the Indenture.

         "Class A-1 Note Pool Factor" means 1.0000000 as of the Closing Date, and as of the close of business on any Distribution Date thereafter means a seven digit decimal figure equal to the Outstanding Principal Amount of the
Class A-1 Notes as of such date (after giving effect to payments in reduction of the principal amount of the Class A-1 Notes on such date) divided by the original Outstanding Principal Amount of the Class A-1 Notes.

         "Class A-2 Note Final Scheduled Distribution Date" means the
Distribution Date occurring in December 2006.

         "Class A-2 Note Interest Rate" has the meaning assigned to such term in the Indenture.

         "Class A-2 Note Pool Factor" means 1.0000000 as of the Closing Date and as of the close of business on any Distribution Date thereafter means a seven digit decimal figure equal to the Outstanding Principal Amount of the Class A-2
Notes as of such date (after giving effect to payments in reduction of the principal amount of the Class A-2 Notes on such date) divided by the original
Outstanding Principal Amount of the Class A-2 Notes.

         "Class A-3 Note Final Scheduled Distribution Date" means the
Distribution Date occurring in January 2009.

         "Class A-3 Note Interest Rate" has the meaning assigned to such term in the Indenture.

         "Class A-3 Note Pool Factor" means 1.0000000 as of the Closing Date and, as of the close of business on any Distribution Date thereafter means a seven digit decimal figure equal to

the Outstanding Principal Amount of the Class A-3 Notes as of such date (after giving effect to payments in reduction of the principal amount of the Class A-3
Notes on such date) divided by the original Outstanding Principal Amount of the
Class A-3 Notes.

         "Class B Note Final Scheduled Distribution Date" means the Distribution
Date occurring in March 2010.

         "Class B Noteholders" has the meaning assigned to such term in Section
1.01 of the Indenture.

         "Class B Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the sum of (i) the excess, if any, of (A) the sum of
(1) the Class B Noteholders' Monthly Interest Distributable Amount for the
preceding Distribution Date and (2) any outstanding Class B Noteholders'
Interest Carryover Shortfall on such preceding Distribution Date, over (B) the amount in respect of interest that is actually distributed to the Class B
Noteholders on such preceding Distribution Date, and (ii) interest on the amount of interest due but not paid to Class B Noteholders on the preceding
Distribution Date, to the extent permitted by law, at the Class B Note Interest
Rate from and including the 25th day of the month preceding such Distribution
Date, to but excluding the 25th day of the month containing such Distribution
Date (based on a 360-day year of twelve 30-day months).

         "Class B Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of (a) the Class B Noteholders'
Monthly Interest Distributable Amount for such Distribution Date and (b) the
Class B Noteholders' Interest Carryover Shortfall for such Distribution Date.

         "Class B Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, an amount equal to the aggregate interest accrued on the Class B Notes at the Class B Note Interest Rate from and including the 25th day of the month preceding such Distribution Date, to but excluding the 25th day of the month containing such Distribution Date (based on a 360-day year of twelve 30-day months).

         "Class B Note Interest Rate" has the meaning assigned to such term in the Indenture.

         "Class B Note Pool Factor" means 1.0000000 as of the Closing Date and, as of the close of business on any Distribution Date thereafter means a seven digit decimal figure equal to the Outstanding Principal Amount of the Class B
Notes as of such date (after giving effect to payments in reduction of the principal amount of the Class B Notes on such date) divided by the original
Outstanding Principal Amount of the Class B Notes.

         "Closing Date" means May 25, 2004.

         "Collection Account" means the account designated as such, established and maintained pursuant to Section 5.01 (a)(i).

         "Collection Period" means, with respect to the first Distribution Date, the calendar month ending on and including May 31, 2004 and, with respect to each subsequent Distribution Date, the immediately preceding calendar month. Any amount stated "as of the close of business on

the last day of a Collection Period" shall give effect to the following calculations as determined as of the end of the day on such last day: (1) all applications of collections and (2) all distributions to be made on the following Distribution Date.

         "Collateral" has the meaning assigned to such term in the Granting
Clause of the Indenture.

         "Commission" means the Securities and Exchange Commission.

         "Contract" means an Installment Sales Contract or a Lease, as applicable, and shall include all documents relating to an amendment or modification of such Contract.

         "Contract Balance" of a Receivable, as of the close of business on the last day of a Collection Period or as of the Cut-off Date, as applicable, means the Amount Financed minus the sum of (i) that portion of all Scheduled Payments paid on or prior to such day allocable to principal using the actuarial method,
(ii) any payment of the Purchase Amount with respect to such Receivable purchased by the Servicer or repurchased by the Seller and allocable to principal and (iii) any prepayment in full or any partial prepayments (including any Liquidation Proceeds) applied to reduce the Contract Balance of such
Receivable, in each case plus accrued and unpaid interest. With respect to each
Lease, the Servicer shall allocate all Scheduled Payments thereon between
"principal" and "interest" based upon each such Lease's Implicit Interest Rate.

         "Corporate Trust Office" means the office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at 400
North Michigan Avenue, Second Floor, Chicago, Illinois 60611, Attention:
Caterpillar Financial Asset Trust 2004-A, except that for purposes of Section
3.02 of the Indenture, such term shall mean the office or agency of the
Indenture Trustee in the Borough of Manhattan in the City of New York which office at the date hereof is located at 100 Wall Street, Suite 1600, New York,
New York 10005; or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Owner Trustee and the
Seller, or the principal corporate trust office of any successor Indenture
Trustee (the address of which the successor Indenture Trustee will notify the
Noteholders, the Owner Trustee and the Seller); provided that for purposes of
Section 3.02 of the Indenture, the address of any such office shall be in the
Borough of Manhattan in the City of New York.

         "Cross-Collateralized Equipment" means, with respect to any Contract, an item of machinery or equipment, other than the related Financed Equipment, which is owned or leased by the related Obligor and which also secures an
Obligor's indebtedness or obligations under the respective Receivable in addition to the related Financed Equipment.

         "Custodian" means U.S. Bank National Association, in its capacity as custodian of the Receivable Files, and each successor thereto pursuant to the
Custodial Agreement.

         "Custodial Agreement" means the Custodial Agreement dated as of May 1,
2004, among CFSC, the Seller, the Issuer and the Custodian, as the same may be amended and supplemented from time to time.

         "Cut-off Date" means the beginning of business on May 1, 2004.

         "Cut-off Date APR" means 5.71% per annum, which is the weighted average
APR of the Receivables (based on the respective Contract Balances) as of the
Cut-off Date.

         "Dealer" means each Caterpillar dealer who sold an item of Financed
Equipment relating to a Receivable.

         "Dealer Receivable" means a Receivable originated by a Dealer and acquired by CFSC from such Dealer.

         "Delivery Date" means the date on which the Receivable Files are delivered to the Custodian.

         "Determination Date" means, with respect to any Distribution Date, the fifth Business Day prior to such Distribution Date.

         "Distribution Date" means the 25th day of each calendar month or, if such day is not a Business Day, the immediately following Business Day, commencing on June 25, 2004.

         "Eligible Institution" means (a) the corporate trust department of the
Indenture Trustee, the Owner Trustee, JPMorgan Chase Bank as long as it is paying agent under the Trust Agreement or U.S. Bank National Association, so
long as it is a paying agent under the Indenture, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (i)(A) which has either (1) a long-term unsecured debt rating of
AAA or better by Standard & Poor's and Aaa or better by Moody's or (2) a short-term unsecured debt rating or a certificate of deposit rating of A-1+ by
Standard & Poor's and P-1 or better by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (B) whose deposits-are insured by the FDIC or (ii)(A) the parent of which has a long-term or short-term unsecured debt rating acceptable to the Rating
Agencies and (B) whose deposits are insured by the FDIC. If so qualified, the
Indenture Trustee, the Owner Trustee, JPMorgan Chase Bank or U.S. Bank National
Association may be considered an Eligible Institution for the purposes of clause
(b) of this definition.

         "Eligible Investments" mean the following investment property, instruments, money, or other property, book-entry securities, negotiable instruments or securities (other than any investment property issued by CFSC, the holder of the Certificates or any of their respective Affiliates):

                (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

                (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the
United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company)

thereof shall have a credit rating from each Rating Agency in the highest investment category granted thereby;

                (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each Rating Agency in the highest investment category granted thereby;

                (d) investments in money market funds having a rating from each
Rating Agency in the highest investment category granted thereby (including funds for which the Indenture Trustee or the Owner Trustee or any of their respective
Affiliates is investment manager or advisor);

                (e) investments in common trust funds having a rating from each
Rating Agency in the highest investment category granted thereby maintained and operated by Eligible Institutions (including the Indenture Trustee or the Owner
Trustee);

                (f) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

                (g) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (i) a depository institution or trust company (acting as principal)
described in clause (b) or (ii) a depository institution or trust company the deposits of which are insured by FDIC; or

                (h) any other investment that is permitted by each of the
Rating Agencies.

         "Eligible Securities Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as such depository institution shall have a senior unsecured rating of at least investment grade from each Rating Agency in one of its generic rating categories.

         "Final Maturity Date" means the Distribution Date in March 2010.

         "Final Scheduled Distribution Date" means any of the Class A-1 Note
Final Scheduled Distribution Date, the Class A-2 Note Final Scheduled
Distribution Date, Class A-3 Note Final Scheduled Distribution Date or the Class
B Note Final Scheduled Distribution Date.

         "Financed Equipment" means an item of machinery or equipment, together with all accessions thereto, which was purchased or refinanced, in the case of an Installment Sales Contract or leased, in the case of a Lease, by an Obligor pursuant to the terms of the related Contract, and in either case which secures such related Obligor's indebtedness or obligations under the respective
Receivable.

         "First Priority Principal Distribution Amount" means, with respect to any Distribution Date, an amount equal to the excess, if any, of (i) the
Outstanding Principal Amount of all Class A Notes as of the preceding
Distribution Date (after giving effect to any principal payments made on the
Class A Notes on such preceding Distribution Date) over (ii) the Note Value at the end of the Collection Period preceding such Distribution Date; provided, however, that the First Priority Principal Distribution Amount shall not be less than the aggregate of (i) on and after the Class A-1 Note Final Scheduled
Distribution Date, the amount that is necessary to reduce the Outstanding
Principal Amount of the Class A-1 Notes to zero, (ii) on and after the Class A-2
Note Final Scheduled Distribution Date, the amount that is necessary to reduce the Outstanding Principal Amount of the Class A-2 Notes to zero and (iii) on and after the Class A-3 Note Final Scheduled Distribution Date, the amount that is necessary to reduce the Outstanding Principal Amount of the Class A-3 Notes to
zero.

         "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Holder" or "Noteholder" has the meaning assigned to such term in
Section 1.01 of the Indenture.

         "Implicit Interest Rate" means with respect to any Receivable related to a Lease, the rate set forth with respect to such Receivable on the Schedule of Receivables.

         "Indenture" means the Indenture dated as of May 1, 2004, between the
Issuer and the Indenture Trustee, as the same may be amended and supplemented from time to time.

         "Indenture Trustee" means U.S. Bank National Association, a national banking association in its capacity as indenture trustee under the Indenture, its successors in interest and any successor indenture trustee under the
Indenture.

         "Initial Note Value" means the Note Value as of the Cut-off Date, which is $658,742,297.

         "Initial Pool Balance" means the Pool Balance as of the Cut-off Date, which is $660,300,220.

         "Insolvency Event" means, with respect to a specified Person, (a) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or (b)
the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial

part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

         "Installment Sales Contract" means, with respect to any applicable
Receivable, the related fixed rate retail installment sales contract for the purchase of machinery or equipment.

         "Investment Earnings" means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts.

         "Issuer" means Caterpillar Financial Asset Trust 2004-A, a Delaware statutory trust.

         "Lease" means, with respect to any applicable Receivable, the related equipment finance lease contract.

         "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind with respect to any Receivable other than mechanics'
liens and any liens which attach to such Receivable by operation of law as a result of any act or omission by the related Obligor.

         "Liquidated Receivable" means any Receivable which has been liquidated by the Servicer through the sale or other disposition of the related Financed
Equipment.

         "Liquidation Proceeds" means, with respect to any Liquidated
Receivable, the moneys collected in respect thereof, from whatever source
(including the proceeds of insurance policies with respect to the related
Financed Equipment or Obligor on a Liquidated Receivable), net of the sum of any
amounts expended by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated
Receivable, excluding (i) Recoveries and (ii) moneys collected in respect of any
Liquidated Receivable in excess of the Contract Balance therefor.

         "Moody's" means Moody's Investors Service, Inc., or its successor.

         "Net APR" means, with respect to any Receivable, the APR therefor less the Servicing Fee Rate.

         "Net Excess Spread" means, with respect to any Distribution Date on or prior to the Distribution Date on which the amount on deposit in the Reserve
Account equals the Specified Reserve Account Balance, the Total Available Amount
reduced by (i) the Servicing Fee and all unpaid Servicing Fees from prior
Collection Periods, (ii) the Administration Fee and all unpaid Administration
Fees from prior Collection Periods, (iii) the Class A Noteholders' Interest
Distributable Amount, (iv) the Class B Noteholders' Interest Distributable
Amount, and (v) the difference between (A) the Note Value at the end of the second preceding Collection Period, or in the case of the initial Distribution
Date, the Initial Note Value, and (B) the Note Value at the end of the preceding
Collection Period.

         "Net Investment" with respect to a Lease equals the present value of the sum of (i) Scheduled Payments due thereunder and (ii) the residual payment amount at the end of the Lease term, discounted at the Implicit Interest Rate for such Lease.

          "New York UCC" means the Uniform Commercial Code in effect in the
State of New York.

         "Note Register" or "Note Registrar" have the meanings specified in
Section 2.04 of the Indenture.

         "Note Value" means, with respect to any date of determination, the present value of the unpaid Scheduled Payments on the Receivables (including all lease residual payments on the Leases), discounted on a monthly basis at the
Cut-off Date APR. For purposes of calculating Note Value, (i) for any delinquent
Receivable that has not had the Financed Equipment relating to such Receivable repossessed and which is not a Liquidated Receivable, the amount of any delinquent payments will be assumed to be received in the next collection period and all other payments which have not yet become due will be assumed to be received as originally scheduled, (ii) for any Receivable that has had Financed
Equipment relating to such Receivable repossessed but which has not yet become a
Liquidated Receivable, the outstanding Contract Balance of such Receivable will be assumed to be received in the next Collection Period and it will be assumed that no other payments will be received on such Receivable, and (iii) for any
Liquidated Receivable, it will be assumed that no payments will be received on such Receivable.
         "Noteholders' Interest Distributable Amount" means, with respect to any
Distribution Date, the sum of (a) the Class A Noteholders' Interest
Distributable Amount and (b) the Class B Noteholders' Interest Distributable
Amount for such Distribution Date.

         "Notes" means the Class A Notes and the Class B Notes, collectively.

         "Notes of a Class" or "Class of Notes" means all Notes included in
Class A-1 Notes, all Notes included in Class A-2 Notes, all Notes included in
Class A-3 Notes, or all Notes included in Class B Notes, whichever is appropriate.

         "Obligor" on a Receivable means (a) the purchaser, co-purchasers or lessees of the Financed Equipment and (b) any other Person, including the related Dealer, who owes payments under the Receivable.

         "Officers' Certificate" means a certificate signed by (a) the chairman of the board, the president, the vice chairman of the board, the executive vice president, any vice president, a treasurer or any assistant treasurer and (b)
the controller (or chief accounting officer) or a secretary or assistant secretary, in each case of the Seller or the Servicer, as appropriate.

         "Opinion of Counsel" means one or more written opinions of counsel who may be an employee of or counsel to the Seller, CFSC or the Servicer, which counsel shall be acceptable to the Indenture Trustee, the Owner Trustee and/or
the Rating Agencies, as applicable.

         "Original Contract" means with respect to each Receivable, a related
Contract that satisfies the following conditions:

         (a) (i) Such Contract states as part of its terms:

                  "Although multiple counterparts of this document may
                  be signed, only the counterpart accepted, acknowledged
                  and certified by CFSC on the signature page thereof as
                  the original will constitute original chattel paper.";
                  and

             (ii) CFSC has accepted, acknowledged and certified one
                  originally executed copy or version of such Contract
                  (and no other) by stamping on the signature page
                  thereon the following legend and executing the same
                  where indicated (which execution will be effected in
                  red by use of a stamp containing a replica of an
                  authorized signatory of CFSC):

                     ACCEPTED, ACKNOWLEDGED AND CERTIFIED BY CATERPILLAR FINANCIAL
                     SERVICES CORPORATION AS THE ORIGINAL.
                     By:_______________________________________
                     Title:____________________________________; or

  (b) Such Contract is in "snap-set" or other form for which only one original may be produced.

         "Outstanding" has the meaning assigned to such term in Section 1.01 of the Indenture.

         "Outstanding Principal Amount" means the aggregate principal amount of all Notes, or a Class of Notes, as applicable, Outstanding at the date of determination.

         "Owner Trust Estate" has the meaning assigned to such term in the Trust
Agreement.

         "Owner Trustee" means Chase Manhattan Bank USA, National Association in its capacity as owner trustee under the Trust Agreement, its successors in interest and any successor Owner Trustee under the Trust Agreement.

         "Pool Balance" means, at any time, the aggregate of the Contract
Balances of the Receivables at the end of the preceding Collection Period, after giving effect to (i) all payments received from Obligors and Purchase Amounts remitted by the Seller or the Servicer, as the case may be, for such Collection
Period, (ii) Liquidation Proceeds (not in excess of the Contract Balance of any
Liquidated Receivable) received with respect to any Liquidated Receivables received during such Collection Period and (iii) all Realized Losses on
Liquidated Receivables during such Collection Period.

         "Pool Factor" means 1.0000000 as of the Cut-off Date and, as of the close of business on the last day of a Collection Period thereafter means a seven digit decimal figure equal to the Pool Balance as of such date divided by the Initial Pool Balance.

         "Principal Distribution Account" means the administrative subaccount within the Collection Account established by the Indenture Trustee pursuant to
Section 5.01.

         "Principal Distribution Amount" means, with respect to any Distribution
Date, the sum of the First Priority Principal Distribution Amount, the Second
Priority Principal Distribution Amount and the Regular Principal Distribution
Amount for such Distribution Date.

         "Purchase Agreement" means the Purchase Agreement dated as of May 1,
2004, between the Seller and CFSC, as the same may be amended and supplemented from time to time.

         "Purchase Amount" means, with respect to an Installment Sales Contract or a Lease, the Contract Balance calculated as of the close of business on the last day of a Collection Period, required to prepay in full the respective
Receivable under the terms thereof, in each case plus interest at the related
APR to the end of the month during which the Installment Sales Contract or Lease became a Purchased Receivable.

         "Purchased Receivable" means a Receivable (i) purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to
Section 4.07, (ii) repurchased as of the last day of a Collection Period by the
Seller or CSFC pursuant to Section 3.02, or (iii) purchased by the Servicer pursuant to Section 9.01.

         "Rating Agencies" means Moody's and Standard & Poor's. If no such organization or successor is in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Seller, notice of which designation shall be given to the Indenture
Trustee, the Owner Trustee and the Servicer.

         "Rating Agency Condition" means, with respect to any action, that each
Rating Agency shall have been given 10 days' (or such shorter period as is acceptable to each Rating Agency) prior notice thereof and that each Rating
Agency shall have notified the Seller, the Servicer, the Owner Trustee and the
Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of any Class of Notes.

         "Realized Loss" means, with respect to any Collection Period, for any
Liquidated Receivable the excess of the Contract Balance of such Liquidated
Receivable over the Liquidation Proceeds with respect to such Receivable for such Collection Period to the extent allocable to principal.

         "Receivable" means any Contract listed on the Schedule of Receivables.

         "Receivable File" means (a) with respect to each Receivable (other than a Dealer Receivable), the Original Contract related to such Receivable and (b)
with respect to each Dealer Receivable, the Original Contract related to such
Receivable and any documents used to assign such Dealer Receivable and the related Dealer's security interest in the related Transaction Equipment to CFSC.

         "Recoveries" means, with respect to any Liquidated Receivable, (a)
monies collected in respect thereof, from whatever source, but after (i) such
Receivable became a Liquidated Receivable and (ii) the proceeds from the sale or other disposition of the related Financed Equipment have been received by the
Servicer for deposit in the Collection Account, net of (b) the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor.

         "Regular Principal Distribution Amount" means, with respect to any
Distribution Date, an amount, not less than zero, equal to (i) the excess of (A)
the sum of the Outstanding Principal Amount of all Notes and the Certificate
Balance as of the preceding Distribution Date (in each case, after giving effect to any principal payments made on the Notes and Certificates on such preceding
Distribution Date) over (B) the Note Value at the end of the Collection Period preceding such Distribution Date, minus (ii) the sum of (A) the First Priority
Principal Distribution Amount and (B) the Second Priority Principal Distribution
Amount for such Distribution Date.

         "Reserve Account" means the account designated as such, established and maintained pursuant to Section 5.01(a)(ii).

         "Reserve Account Initial Deposit" means the initial deposit by the
Seller on the Closing Date of $8,234,279.

         "Schedule of Receivables" means the schedule of Receivables (which schedule may be in the form of microfiche) attached hereto as Schedule A.

         "Scheduled Payment" on a Receivable means the scheduled periodic payment required to be made by the Obligor.

         "Securities" means, collectively, the Notes and the Certificate.

         "Second Priority Principal Distribution Amount" means, with respect to any Distribution Date, an amount, not less than zero, equal to (i) the excess, if any, of (A) the Outstanding Principal Amount of all Notes as of the preceding
Distribution Date (after giving effect to any principal payments made on the
Notes on such preceding Distribution Date) over (B) the Note Value at the end of the Collection Period preceding such Distribution Date minus (ii) the First
Priority Principal Distribution Amount for such Distribution Date; provided, however, that on and after the Class B Note Final Scheduled Distribution Date, the Second Priority Principal Distribution Amount shall be not less than an amount that is necessary to reduce the Outstanding Principal Amount of the Class
B Notes to zero.

         "Security Entitlement" has the meaning specified in Section 8-102 of the applicable UCC.

         "Securities Intermediary" has the meaning specified in Section
5.01(c)(ii)(B) and initially means U.S. Bank National Association.

         "Seller" means Caterpillar Financial Funding Corporation, a Nevada corporation, and its successors in interest to the extent permitted hereunder.

         "Servicer" means CFSC, as the servicer of the Receivables, and each successor to CFSC (in the same capacity) pursuant to Section 7.03 or 8.02.

         "Servicer Default" means an event specified in Section 8.01.

         "Servicer's Certificate" means an Officers' Certificate of the Servicer delivered pursuant to Section 4.09, substantially in the form of Schedule D or in such other form that is acceptable to the Indenture Trustee, the Owner
Trustee and the Servicer.

         "Servicer's Yield" means, with respect to any Receivable, any late fees, extension fees and other administrative fees or similar charges allowed by applicable law with respect to such Receivable.

         "Servicing Fee" means the fee payable to the Servicer for services rendered during the respective Collection Period, determined pursuant to Section
4.08.

         "Servicing Fee Rate" means 1.0% per annum.

         "Specified Reserve Account Balance" with respect to any Distribution
Date, means an amount equal to the lesser of (a) the Outstanding Principal
Amount of the Notes and (b) $14,821,702; provided, however, that on and after the date on which the Seller eliminates the Reserve Account in accordance with the provisions of Section 5.05(e), the Specified Reserve Account Balance shall be zero.

         "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor.

         "Total Available Amount" means, for each Distribution Date, the sum of the aggregate collections in respect of Receivables (including any Liquidation
Proceeds, any Purchase Amounts paid by the Seller, CFSC and/or the Servicer and any amounts received from Dealers with respect to Receivables) received during the related Collection Period and Investment Earnings on the Trust Accounts
during such Collection Period, but shall not include any payments or proceeds
(including any Liquidation Proceeds and any amounts received from Dealers with respect to Receivables) of (i) any Receivables the Purchase Amount of which has been included in the Total Available Amount in a prior Collection Period, (ii)
any Liquidated Receivable after and to the extent of the reassignment of such
Liquidated Receivable by the Trust to the Seller in accordance with Section 4.02 and (iii) any Servicer's Yield.

         "Total Distribution Amount" means, with respect to any Distribution
Date, the sum of (i) the Total Available Amount for such Distribution Date and
(ii) the amount, if any withdrawn from the Reserve Account and deposited into the Collection Account on such Distribution Date pursuant to Section 5.05(b) on such Distribution Date.

         "Total Required Payment" means, for each Distribution Date, the amounts payable pursuant to Section 5.04(b)(i) through 5.04(b)(vi).

         "Transaction Equipment" means, collectively, the Financed Equipment and, if applicable, the Cross-Collateralized Equipment.

         "Transfer Date" means, with respect to any Distribution Date, the
Business Day preceding such Distribution Date.

         "Trust" means the Issuer.

         "Trust Accounts" has the meaning assigned thereto in Section 5.01(b).

         "Trust Account Property" means the Trust Accounts, all amounts and investments or other investment property held from time to time in any Trust
Account, including the Reserve Account Initial Deposit, and all proceeds of the foregoing.

         "Trust Agreement" means the Amended and Restated Trust Agreement dated as of May 25, 2004, between the Seller and the Owner Trustee, as the same may be amended and supplemented from time to time.

         "Trust Estate" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including, without limitation, all property and interests Granted (as defined in the Indenture) to the
Indenture Trustee), including all proceeds thereof.

         "Trust Officer" means, (a) in the case of the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Trust Officer, Secretary,
Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officers' knowledge of and familiarity with the particular subject, and (b) with respect to the Owner
Trustee, any officer in the Corporate Trustee Administration Department of the
Owner Trustee with direct responsibility for the administration of the Trust
Agreement and the Basic Documents on behalf of the Owner Trustee.

SECTION 1.02.     Other  Definitional  Provisions.  (a)  Capitalized  terms
used herein and not  otherwise  defined herein have the meanings assigned to them in the Indenture.

        (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

        (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this
Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

        (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including"
shall mean "including without limitation."

        (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                                  ARTICLE II

                            CONVEYANCE OF RECEIVABLES

        SECTION 2.01. Conveyance of Receivables. In consideration of the Issuer's delivery to or upon the order of the Seller of (i) Class A-1 Notes with an aggregate Outstanding Principal Amount of $183,400,000, (ii) Class A-2 Notes
with an aggregate Outstanding Principal Amount of $164,000,000, (iii) Class A-3
Notes with an aggregate Outstanding Principal Amount of $283,300,000, (iv) Class
B Notes with an aggregate Outstanding Principal Amount of $18,161,000 and (v)
the Certificate with a Certificate Balance of $9,881,297 the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations herein) all right, title and interest of the Seller in and to the following, whether now owned or hereafter acquired:

        (a) the Receivables, and all moneys (including accrued interest) due thereunder on or after the Cut-off Date;

        (b) the interest of the Seller in the Trust Account Property;

        (c) the interest of the Seller in the security interests in the Transaction
Equipment granted by Obligors pursuant to the Receivables and any other interest of the Seller in the Transaction Equipment, including any Liquidation Proceeds;

        (d) the interest of the Seller in any proceeds of repossessed or returned Transaction Equipment;

        (e) the interest of the Seller in any proceeds with respect to the Receivables from claims on any physical damage, credit life, liability or disability insurance policies covering Financed Equipment or Obligors;

        (f) all right, title and interest of the Seller in and to the
Purchase Agreement, including the right of the Seller to cause CFSC to repurchase Receivables from the Seller under certain circumstances;

        (g) the interest of the Seller in any  proceeds  from  recourse to or other payments by Dealers; and

        (h) the proceeds of any and all of the foregoing.

         It is the express intent of the parties hereto that the conveyance of the Receivables by the Seller to the Issuer as provided in this Agreement be, and be construed as, a sale of the Receivables by the Seller to the Issuer. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Receivables by the Seller to the Issuer to secure a debt or other obligation of the Seller. However, in the event, notwithstanding the intent of the parties, the Receivables are held to be property of the Seller, or if for any reason this Agreement is held or deemed to create a security interest in the
Receivables then, (a) this Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the UCC; and (b) the conveyance provided for in this Agreement shall be a grant by the Seller to the Issuer of a security interest in and to all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to the property described in clauses (a) through (h) above, in order to secure the obligations of the Seller hereunder. The possession by the Custodian of the Contracts and other property shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the UCC
(including, without limitation, Section 9-313 and 9-314 thereof) as in force in the relevant jurisdiction. Notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or persons holding for, the Issuer or its assignee (as applicable) for the purpose of perfecting such security interest under applicable law. In connection herewith, the Issuer (or its assignee) shall have all of the rights and remedies of a secured party and creditor under the UCC.

         Any assignment of the interest of the Issuer pursuant to this Section
2.01 shall also be an assignment of the security interest created hereby. The
Seller and the Issuer shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement creates a security interest in or lien on the Receivables, such security interest or lien would be a perfected security interest or lien of first priority under applicable law and will be maintained as such throughout the term of the
Agreement.

        SECTION 2.02.     Closing.

         The conveyance of the Receivables shall take place on the Closing Date, simultaneously with the closing of the transactions contemplated by the Purchase
Agreement, the underwriting agreements relating to the Notes and the other Basic
Documents. Upon the acceptance by the Seller of the proceeds of the sale of the
Notes and the Certificate, the ownership of each Receivable and the contents of the related Receivable File is vested in the Issuer, subject only to the lien of the Indenture.

        SECTION 2.03.     Books and Records.

         The transfer of each Receivable shall be reflected on the Seller's balance sheets and other financial statements prepared in accordance with generally accepted accounting principles as a transfer of assets by the Seller to the Issuer. The Seller shall be responsible for maintaining, and shall maintain, a complete and accurate set of books and records and computer files for each Receivable which shall be clearly marked to reflect the ownership of each Receivable by the Issuer.

                                   ARTICLE III

                                 THE RECEIVABLES

        SECTION 3.01. Representations and Warranties of Seller. The Seller
makes the following representations and warranties as to the Receivables on which the Issuer is deemed to have relied in acquiring the Receivables. Such representations and warranties speak as of the execution and delivery of this agreement, but shall survive the sale, transfer and assignment of the
Receivables to the Issuer and the grant thereof to the Indenture Trustee pursuant to the Indenture.

        (a) Title. It is the intention of the Seller that the transfer and assignment herein contemplated constitute a sale of the Receivables from the Seller to the
Issuer and that the beneficial interest in and title to such Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the
Issuer. Immediately prior to the transfer and assignment herein contemplated, the Seller owns and has good and marketable title to the Receivables free and clear of any Lien, claim or encumbrance of any Person and, immediately upon the transfer thereof, the Issuer shall have good and marketable title to each such
Receivable, free and clear of all Liens and rights of others; and the transfer has been perfected under the applicable UCC.

        (b) Priority. Other than the Security Interest granted to the Issuer pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. The Seller has not authorized the filing of and is not aware of any financing statement against the
Seller that include a description of collateral covering the Receivables other than any financing statements relating to the security interest granted to the
Issuer hereunder or that has been terminated. The Seller is not aware of any judgment or tax lien filings against the Seller. None of the Contracts that constitute or evidence the Receivables has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Issuer or the Indenture Trustee.

        (c) Security Interest. This Agreement creates a valid and continuing security interest (as defined in the UCC) in the Receivables and the proceeds thereof in favor of the Issuer, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Seller.

        (d) Characterization of Receivables. The Receivables constitute "tangible chattel paper" within the meaning of the UCC.

        (e) All Actions Taken. On the Delivery Date all original executed copies of each
Contract that constitute or evidence the Receivables will be delivered to the
Custodian. The Seller will cause the Custodian to deliver a written acknowledgment that the Custodian is holding the Receivable Files solely on behalf and for the benefit of the Issuer. Seller has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdiction under applicable law in order to perfect the security interest in the Receivables granted to the Issuer hereunder. All actions

necessary in any jurisdiction to be taken (i) to give the Issuer a first priority perfected ownership interest in the Receivables (exclusive of Receivables for which a governmental entity is the Obligor), and (ii) to give the Indenture Trustee a first priority perfected security interest therein (including, without limitation,
UCC filings with the Delaware and Nevada Secretaries of State) have been taken.

        (f) Possession of Receivable Files. All of the Receivable Files have been or will be delivered to the Custodian within thirty (30) days of the Closing Date, subject to Section 3.05(b).

        (g) Perfection of Security Interest in Financed Equipment. The Seller has taken all steps necessary to perfect its security interest against the Obligors in the property securing the Contracts.

        (h) No Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery by the Seller of this Agreement or any other Basic Document, the performance by the Seller of the transactions contemplated by this Agreement or any other Basic Document and the fulfillment by the Seller of the terms hereof or thereof, have been obtained or have been completed and are in full force and effect (other than approvals, authorizations, consents, orders or other actions which if not obtained or completed or in full force and effect would not have a material adverse effect on the Seller or the Issuer or upon the collectability of any Receivable or upon the ability of the Seller to perform its obligations under this Agreement).

        SECTION 3.02. Repurchase by Seller or CFSC Upon Breach. (a) The Seller, the
Servicer, CFSC or the Owner Trustee, as the case may be, shall inform the other parties to the Agreement, CFSC and the Indenture Trustee promptly, in writing, upon the discovery of any breach of the Seller's representations and warranties made pursuant to Section 3.01 or any breach of CFSC's representations and warranties made pursuant to Section 3.02(b) of the Purchase Agreement. Unless
any such breach shall have been cured by the last day of the second month following the month of the discovery thereof by the Seller or receipt by the
Seller of written notice from the Owner Trustee or the Servicer of such breach, the Seller shall be obligated, and, if necessary, the Seller or the Owner
Trustee shall enforce, the obligation of CFSC, if any, under Section 6.02(a)(i)
of the Purchase Agreement to repurchase any Receivable materially and adversely affected by any such breach as of such last day (or, at the Seller's option, as of the last day of the first month following the month of the discovery).

        (b) In consideration of the repurchase of the Receivable, the Seller shall remit the Purchase Amount with respect to such Receivable in the manner specified in
Section 5.03; provided, however, that the obligation of the Seller to repurchase any Receivable arising solely as a result of a breach of CFSC's representations and warranties pursuant to Section 3.02(b) of the Purchase Agreement is subject to the receipt by the Seller of the Purchase Amount from CFSC. Subject to the provisions of Section 6.02, the sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholder with respect to a breach of representations and warranties pursuant to Section 3.01, Section
3.02(b) of the Purchase Agreement and the agreement contained in this Section shall be to require the Seller to repurchase Receivables pursuant to this
Section, subject to the conditions contained herein, or to

enforce CFSC's obligation, if any, to the Seller to repurchase such Receivables pursuant to the Purchase Agreement. The Owner Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section.

        SECTION 3.03. Custody of Receivable Files. The Seller, the Issuer and the
Indenture Trustee have appointed the Custodian pursuant to the Custodial
Agreement, and the Custodian has thereby accepted such appointment, to act as custodian of the documents described in the definition of Receivable File.

        SECTION 3.04.     Duties of Servicer.

        (a) Receivable Files. The Servicer shall maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable itself and the Issuer to comply with this Agreement. In performing its duties, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable receivables that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic audits of the related accounts, records and computer systems, in such a manner as shall enable the Issuer or the Indenture Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Issuer and the Indenture Trustee any failure on its part to maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer, the Owner Trustee or the
Indenture Trustee.

        (b) Access to Records. The Servicer shall notify the Owner Trustee and the
Indenture Trustee of any change in the location of its principal place of business in writing not later than 90 days after any such change. The Servicer shall make available to the Owner Trustee and the Indenture Trustee, or their respective duly authorized representatives, attorneys or auditors, a list of locations of the related accounts, records and computer systems maintained by the Servicer at such times as the Owner Trustee or the Indenture Trustee shall instruct. The Indenture Trustee shall have access to such accounts, records and computer systems.

        (c) Safekeeping. The Servicer shall hold on behalf of the Issuer (i) all file stamped copies of UCC financing statements evidencing the security interest of
CFSC in Transaction Equipment, and (ii) any and all documents, other than the
Receivable Files, that CFSC or the Seller shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor or Transaction
Equipment, and shall maintain such accurate and complete records pertaining to each Receivable as shall enable the Issuer to comply with this Agreement. Upon instruction from the Indenture Trustee, the Servicer shall release any such UCC
Filing or other document to the Indenture Trustee, the Indenture Trustee's agent, or the Indenture Trustee's designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable.

        SECTION 3.05. Acceptance by Issuer and the Indenture Trustee of the Receivables;
Certification by the Indenture Trustee.

        (a) The Issuer hereby acknowledges and declares that on the Delivery Date the
Custodian will hold the Receivable Files in trust upon and subject to the conditions set forth in the Trust Agreement for the benefit of the
Certificateholder, subject to the terms and conditions of the Indenture and this
Agreement. By its acknowledgment of this Agreement, the Custodian agrees that it will execute and deliver the Custodian Certifications (as defined in the
Custodial Agreement) described in Sections 3.1 and 4.1 of the Custodial
Agreement. Prior to delivering the Receivable Files to the Custodian, the
Servicer agrees to review (or cause to be reviewed) each Receivable File. The
Indenture Trustee shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face. On the Delivery Date the Servicer shall deliver to the Seller, the Issuer, the
Owner Trustee and each Rating Agency, a certification in the form attached hereto as Schedule C to the effect that, as to each Receivable (other than any
Receivable paid in full or any Receivable specifically identified in such certification as not covered by such certification): (i) all documents required to be delivered to the Custodian pursuant to this Agreement (including without limitation each of the items in the definition of Receivable File) have been delivered to the Custodian, (ii) such documents have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered
(handwritten additions, changes or corrections shall not constitute physical alteration if initialed by the Obligor) and relate to such Receivable, and (iii)
based on its examination and only as to the foregoing documents, the information set forth on the Schedule of Receivables accurately reflects the information set forth on the Receivable Files.

        (b) Seller agrees to use reasonable efforts to (i) in connection with the delivery of the Receivable Files on the Delivery Date, cause to be delivered to the Custodian, any Receivable File that the Custodian determines is missing pursuant to Section 4.1 of the Custodial Agreement and (ii) cause to be remedied a material defect in a document constituting part of a Receivable File. If, however, (A) the Seller has not caused such missing Receivable File to be delivered or (B) the Seller has not caused to be remedied any defect by the last day of the second month following the month of the Delivery Date, and such defect materially and adversely affects the interests of the Noteholders or the
Certificateholder in the related Receivable, the Seller shall remit the Purchase
Amount in the manner specified in Section 5.03. The obligation of the Seller to repurchase any Receivable is subject to the receipt by the Seller of the
Purchase Amount from CFSC in accordance with the terms of the Purchase
Agreement. Subject to the provisions of Section 5.03, the sole remedy of the
Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders or the
Certificateholder with respect to such missing Receivable File or such a defect and the agreement contained in this Section shall be to require the Seller to repurchase Receivables pursuant to this Section, subject to the conditions contained herein, or to enforce CFSC's obligation to the Seller to repurchase such Receivables pursuant to the Purchase Agreement. The Owner Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this
Section.

        (c) Upon receipt by the Indenture Trustee of a certification of the Servicer of a repurchase of a Receivable described in Section 3.05(b) above and receipt of the Purchase Amount, the Indenture Trustee is required to release to CFSC the related Receivable File and shall execute, without recourse, and deliver such instruments of transfer as may be necessary to transfer such Receivable to CFSC.

                                ARTICLE IV

                   ADMINISTRATION AND SERVICING OF RECEIVABLES

        SECTION 4.01. Duties of Servicer. The Issuer hereby engages the Servicer and the
Servicer hereby agrees to manage, service, administer and make collections on the Receivables (other than Purchased Receivables) with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable receivables that it services for itself or others. The Servicer's duties shall include calculating, billing, collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, reporting tax information to Obligors (to the extent required under the related Contracts), accounting for collections, and furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to distributions. Subject to the provisions of Section 4.02, the
Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the Indenture Trustee, the
Certificateholder and the Noteholders or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the
Transaction Equipment securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Issuer (in the case of a
Receivable other than a Purchased Receivable) shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the
Owner Trustee shall, at the Servicer's expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the
Issuer, the Indenture Trustee, the Certificateholder or the Noteholders. The
Owner Trustee shall upon the written request of the Servicer furnish the
Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

        SECTION 4.02. Collection of Receivable Payments. (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable machinery receivables that it services for itself or others. The Servicer shall not reduce the principal balance of, reduce the APR of, reduce the aggregate amount of Scheduled Payments or the amount of any Scheduled Payment due under any Receivable, release or modify CFSC's security interest in the Financed
Equipment securing such Receivable, or otherwise amend or modify a Receivable in a manner that would have a material adverse effect on the interests of the
Noteholders. Notwithstanding the foregoing, the

Servicer may grant extensions on a Receivable; provided, however, that if the Servicer extends the due date of any Scheduled Payment to a date beyond the Final Maturity
Date, it shall promptly purchase the Receivable from the Issuer in accordance with the terms of Section 4.07. The Servicer shall allocate payments made by or on behalf of the Obligor with respect to the Receivables first to any overdue scheduled payment
(including taxes and miscellaneous billables), second to the current scheduled payment (including taxes and miscellaneous billables) and third to late fees.
The Servicer may in its discretion waive any other amounts of Servicer's Yield that may be collected in the ordinary course of servicing a Receivable.
Notwithstanding anything in this Agreement to the contrary, in the event a
Receivable becomes a Liquidated Receivable, any Recoveries relating thereto shall be paid to the Seller and such Liquidated Receivable shall be assigned by the Trust to the Seller.

        (b) Notwithstanding anything in this Agreement to the contrary (but subject to the immediately succeeding sentence), the Servicer may refinance any Receivable only if (i) such Obligor executes a new installment sales contract or lease and
(ii) the proceeds of such refinancing are used to pre-pay all obligations in full of such Obligor under such Receivable (which amount shall be applied in accordance with Section 5.02). The new receivable created by the refinancing shall not be property of the Trust. The parties hereto intend that the Servicer will not refinance a Receivable pursuant to this Section 4.02(b) in order to provide direct or indirect assurance to the Seller, the Indenture Trustee, the
Owner Trustee, the Noteholders, or the Certificateholder, as applicable, against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by, the Obligor on, or the uncollectability of, any Receivable.

        SECTION 4.03. Realization upon Receivables. On behalf of the Issuer, the
Servicer shall use its best efforts, consistent with its customary servicing procedures, to repossess or otherwise realize upon the Transaction Equipment securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely or, with respect to Financed Equipment relating to any Lease, as to which the related Obligor has returned the Financed Equipment.
The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of comparable receivables, which may include selling the Transaction Equipment at public or private sale.
The foregoing shall be subject to the provision that, in any case in which any item of Transaction Equipment shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such
Transaction Equipment unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses.

        SECTION 4.04. Physical Damage Insurance. The Servicer shall, in accordance with its customary servicing procedures, require that each Obligor shall have obtained physical damage insurance covering the Transaction Equipment as of the execution of the Receivable.

        SECTION 4.05. Maintenance of Security Interests in Financed Equipment. The
Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Receivable (including each Receivable on which a governmental entity is the Obligor) in the related Financed Equipment. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest or to maintain such perfected security interest on behalf of the Issuer
and

the Indenture Trustee in the event of the relocation of Financed Equipment, or for any other reason.

        SECTION 4.06. Covenants of Servicer. The Servicer shall not: (i) release the
Transaction Equipment securing any Receivable from the security interest granted by such Receivable in whole or in part or modify such security interest except
(A) in accordance with Section 4.03 or (B) in the event of payment in full by the Obligor thereunder; (ii) impair the rights of the Issuer, the Indenture
Trustee, the Certificateholder or the Noteholders in any Receivable; (iii)
modify or refinance a Receivable except in accordance with the terms of Section
4.02; or (iv) fail to return a Receivable File released to it pursuant to
Section 3.3 of the Custodial Agreement within five (5) Business Days of such release.

        SECTION 4.07. Purchase by Servicer of Receivables upon Breach. The Servicer or the Owner Trustee shall inform the other party and the Indenture Trustee, the
Seller and CFSC promptly, in writing, upon the discovery of any breach pursuant to Section 4.02, 4.05 or 4.06. Unless the breach shall have been cured by the last day of the second month following such discovery (or, at the Servicer's election, the last day of the first following month) (except for the failure to return a released Receivable File, for which there is no grace period beyond the specified five (5) Business Days), the Servicer shall purchase any Receivable materially and adversely affected by such breach. If the Servicer takes any action pursuant to Section 4.02 that impairs the rights of the Issuer, the
Indenture Trustee, the Certificateholder or the Noteholders in any Receivable or
as otherwise provided in Section 4.02, the Servicer shall purchase such
Receivable. In consideration of the purchase of any such Receivable pursuant to either of the two preceding sentences, the Servicer shall remit the Purchase
Amount in the manner specified in Section 5.03. Subject to Section 7.02, the sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee, the
Certificateholder or the Noteholders with respect to a breach pursuant to
Section 4.02, 4.05 or 4.06 shall be to require the Servicer to purchase
Receivables pursuant to this Section. The Owner Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the purchase of any Receivable pursuant to this Section. The parties hereto intend that the Servicer will not intentionally breach or cause a breach pursuant to Section 4.02, 4.05 or 4.06 in order to provide direct or indirect assurance to the Seller, the Indenture Trustee, the Owner Trustee, the
Noteholders, or the Certificateholder, as applicable, against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by, the
Obligor on, or the uncollectability of, any Receivable.

        SECTION 4.08. Servicing Fee. On each Determination Date, the Servicer shall be entitled to receive the Servicing Fee in respect of the immediately preceding
Collection Period equal to the product of (a) one-twelfth of the Servicing Fee
Rate and (b) the Note Value as of the first day of such preceding Collection
Period. The Servicer shall also be entitled to any Servicer's Yield with respect to Receivables, collected (from whatever source) on the Receivables, which
Servicer's Yield shall be paid to the Servicer pursuant to Section 5.08.

        SECTION 4.09. Servicer's Certificate. On each Determination Date, the Servicer shall deliver to the Owner Trustee (and each Paying Agent of the Owner Trustee), the Indenture Trustee and the Seller, with a copy to the Rating Agencies, a
Servicer's Certificate containing all information necessary to make the distributions pursuant to Sections 5.04, 5.05 and 5.06 for the Collection Period
preceding the date of such Servicer's Certificate. Neither the Owner Trustee nor the Indenture Trustee shall be required to determine, confirm or recalculate the information contained in the Servicer's Certificate. Receivables to be purchased by the Servicer or to be repurchased by the Seller shall be identified by the
Servicer by account number with respect to such Receivable as specified in
Schedule A.

        SECTION 4.10. Annual Statement as to Compliance; Notice of Default. (a) The
Servicer shall deliver to the Owner Trustee and the Indenture Trustee and the
Rating Agencies, on or before April 30 of each year beginning April 30, 2005, an
Officers' Certificate stating that (i) a review of the activities of the
Servicer during the preceding 12-month period ending on December 31 (or, in the case of April 30, 2005, the period from the Closing Date to December 31, 2004)
and of its performance under this Agreement has been made under such officers'
supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled in all material respects all its obligations under this Agreement throughout such period or, if there has been a default in the fulfillment of any such obligation in any material respect, specifying each such default known to such officers and the nature and status thereof. The
Indenture Trustee shall send a copy of such certificate and the report referred to in Section 4.11 to the Rating Agencies. A copy of such certificate and the report referred to in Section 4.11 may be obtained by any Certificateholder by a request in writing to the Owner Trustee at its address in Section 11.03.

        (b) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice in an
Officers' Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 8.01(a) or (b).

        SECTION 4.11. Annual Independent Certified Public Accountants' Report. In order to confirm that the servicing of the Receivables has been conducted in compliance with the terms of this Agreement, the Servicer shall deliver or shall cause a firm of independent certified public accountants, which may also render other services to the Servicer, the Seller or CFSC, to deliver to the Owner
Trustee and the Indenture Trustee on or before April 30 of each year beginning
April 30, 2005, a report addressed to the Board of Directors of the Servicer and, with respect to the report described in clause (b) below, the Indenture
Trustee, to the effect that such firm has (a) examined the Servicer's assertion concerning the suitability of design and operating effectiveness of its controls over financial reporting and issued its report thereon and that such examination
(i) was made in accordance with generally accepted auditing standards and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (ii)
included tests relating to contracts serviced for others in accordance with requirements agreed to by the Servicer and the Indenture Trustee, to the extent the tests are applicable to the servicing obligations set forth in this
Agreement; and (iii) discloses the results of such tests during the preceding
12-month period ended December 31 (or in the case of the report due on or before
April 30, 2005, the period from the Closing Date to December 31, 2004) that, in the firm's opinion, such program requires such firm to report or (b) subject to the Rating Agency Condition, performed other procedures pertaining to contracts serviced under this Agreement, the sufficiency of which is agreed to by the
Servicer and the Indenture Trustee. For purposes of this Section 4.11, a firm of certified public accountants is

independent of the Servicer if that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute
of Certified Public Accountants.

        SECTION 4.12. Servicer Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to the Owner
Trustee, the Indenture Trustee, the Certificateholder and the Noteholders.

                                ARTICLE V

                         DISTRIBUTIONS; RESERVE ACCOUNT;
                 STATEMENTS TO CERTIFICATEHOLDER AND NOTEHOLDERS

        SECTION 5.01.     Establishment of Trust Accounts.

        (a)      (i) The Servicer, for the benefit of the Noteholders and the
         Certificateholder, shall establish and maintain in the name
         "Caterpillar Financial Asset Trust 2004-A, subject to the security interest of U.S. Bank National Association, as Indenture Trustee" an
         Eligible Securities Account (the "Collection Account"), which is U.S.
         Bank National Association Account #785773001 as of the Closing Date.
         The Indenture Trustee shall establish and maintain an administrative subaccount within the Collection Account for the benefit of the
         Noteholders and the Certificateholder (the "Principal Distribution
         Account").

                (ii)     The Seller, for the benefit of the Noteholders, shall
        establish and maintain in the name "Caterpillar Financial Asset Trust 2004-A, subject to the security interest of U.S. Bank National Association, as
         Indenture Trustee" an Eligible Securities Account (the "Reserve
         Account"), which is U.S. Bank National Association Account #785773003 as of the Closing Date.

        (b)      Funds on deposit in the Collection Account (including, without limitation, the Principal Distribution Account) and the Reserve Account
         (collectively, the "Trust Accounts") shall be invested by the Indenture
         Trustee in Eligible Investments selected by the Servicer; provided, however, it is understood and agreed that the Indenture Trustee shall not be liable for any loss arising from such investment in Eligible
         Investments (other than losses from nonpayment of investments in obligations of U.S. Bank National Association). All such Eligible
         Investments shall be held by the Indenture Trustee for the benefit of the applicable Noteholders and, if applicable, the Certificateholder.
         Other than as permitted by the Rating Agencies, funds on deposit in the
         Trust Accounts shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Transfer Date preceding the immediately following Distribution
         Date; provided, however, that funds on deposit in Trust Accounts may be invested in Eligible Investments of the Indenture Trustee which may mature so that such funds will be available on the Distribution Date.
         Funds deposited in a Trust Account on a Transfer Date which immediately precedes a Distribution Date upon the maturity of any Eligible
         Investments are not required to be invested overnight, but if so invested, such investments must meet the conditions of the immediately preceding sentence.

        (c)      (i) The Trust Accounts shall be under the control (within the meaning of Section 8-106 of the applicable UCC) of the Indenture Trustee. If, at any time, any of the Trust Accounts ceases to be an Eligible
         Securities Account, the Indenture Trustee (or the Servicer on its
         behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent)
         establish a new Trust Account as an Eligible Securities Account and
         shall transfer any cash and/or any investments to such new Trust
         Account. So long as U.S. Bank National Association is an Eligible
         Institution, any Trust Account may be maintained with it in an Eligible
         Securities Account.

                           (ii) With respect to the Trust Account Property, the
                  Indenture Trustee and U.S. Bank National Association, as
                  Securities Intermediary, agree, and each subsequent Securities
                  Intermediary shall agree, by its acceptance hereof, that:

                                    (A) any Trust Account Property held in
                           securities accounts shall be held solely in the
                           Eligible Securities Accounts; and each such Eligible
                           Securities Account shall be subject to the control
                           (within the meaning of Section 8-106 of the UCC) of
                           the Indenture Trustee, and the Indenture Trustee
                           shall have sole signature authority with respect
                           thereto;

                                    (B) all Trust Account Property shall be
                           delivered to the Indenture Trustee by causing the
                           financial institution then maintaining the related
                           Trust Account (each such institution being referred
                           to herein as a "Securities Intermediary") to create a
                           Security Entitlement in such Trust Account with
                           respect to such Trust Account Property by indicating
                           by book-entry that such Trust Account Property has
                           been credited to such Trust Account. Each Trust
                           Account shall only be established at a financial
                           institution which agrees (i) to comply with
                           entitlement orders with respect to such Trust Account
                           issued by the Indenture Trustee without further
                           consent of the Seller, Servicer or Issuer and (ii)
                           that each item of property credited to such Trust
                           Account shall be treated as a "financial asset"
                           within the meaning of Section 8-102(a)(9) of the UCC,
                           and the Securities Intermediary does hereby agree to
                           the foregoing; and

                                    (C) Upon release of the lien of the
                           Indenture Trustee under the Indenture in accordance
                           with the terms thereof, each of the Trust Accounts
                           shall be put in the name of the Trust and the Trust
                           shall have all rights granted to the Indenture
                           Trustee pursuant to this Agreement.

                           (iii) The Servicer shall have the power, revocable by
                  the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer or the Owner Trustee to carry out its respective duties hereunder or permitting the
                  Indenture Trustee to carry out its duties under the Indenture.

                           (iv) The Indenture Trustee is hereby authorized to
                  execute purchase and sales directed by the Servicer through the facilities of its own trading or

                  capital markets operations. The Indenture Trustee shall send statements to the Servicer and the Issuer monthly reflecting activity for each amount created hereunder for the preceding month.
                  Although the Issuer recognizes that it may obtain a broker confirmation at no additional cost, the Issuer hereby agrees that confirmations of investments are not required to be issued by the Indenture Trustee for each month in which a monthly
                  statement is rendered. No statement need be rendered pursuant to the provision hereof if no activity occurred in the account for such month.

        SECTION 5.02. Collections. Subject to Section 5.03, the Servicer shall remit to the Collection Account (i) all payments by or on behalf of the Obligors with respect to the Receivables (other than Purchased Receivables) and (ii) all
Liquidation Proceeds (except to the extent of Recoveries applied in accordance with Section 4.02), in each case as collected during each Collection Period within two Business Days of receipt and identification thereof. Notwithstanding the foregoing, if (i) CFSC is the Servicer, (ii) a Servicer Default shall not have occurred and be continuing and (iii) CFSC maintains a short-term rating of at least A-1 by Standard & Poor's and P-1 by Moody's, the Servicer may remit such collections with respect to each Collection Period to the Collection
Account on or before the second Business Day prior to the following Distribution
Date. For purposes of this Article V, the phrase "payments by or on behalf of
Obligors" shall mean payments made with respect to the Receivables by Persons other than the Servicer or CFSC.

        SECTION 5.03. Additional Deposits. (a) The Servicer and the Seller shall deposit or cause to be deposited in the Collection Account the Purchase Amounts with respect to Purchased Receivables as set forth in the immediately following sentence, and the Servicer shall deposit in the Collection Account all amounts to be paid under Section 9.01 as set forth therein. The Servicer and the Seller will deposit the Purchase Amount with respect to each Purchased Receivable when such obligations are due, unless, with respect to Purchase Amounts to be remitted by the Servicer, the Servicer shall be permitted to make deposits monthly prior to each Distribution Date pursuant to Section 5.02, in which case such deposits shall be made in accordance with such Section. The Servicer shall account for Purchase Amounts paid by itself and the Seller separately.

        (b) By its acknowledgement of this Agreement, the Indenture Trustee agrees that on each Distribution Date it will withdraw all Investment Earnings credited to the Reserve Account since the preceding Distribution Date (or in the case of the initial Distribution Date, the Indenture Trustee will withdraw all Investment
Earnings credited to Reserve Account since the Closing Date) and deposit such
Investment Earnings in the Collection Account in accordance with Section 8.03(a)
of the Indenture.

        SECTION 5.04. Distributions. (a) On each Determination Date, the Servicer shall calculate all amounts required to determine the amounts to be remitted to the
Class A Noteholders, the Class B Noteholders and the Certificateholder.

        (b)      On the second Business Day prior to each Distribution Date, the
         Servicer shall instruct the Indenture Trustee, which instruction shall be in the form of Exhibit B to Schedule E (or such other form that is acceptable to the Indenture Trustee and the Servicer), to make the following deposits and distributions for receipt by the Servicer, the
         Noteholders, or for deposit in the applicable Trust Account or
         Certificate Distribution Account by 11:00 A.M. (New York time) on such following Distribution Date to the extent of the Total Distribution
         Amount on deposit in the Collection Account, in the following order of priority:

                (i)      to the Servicer, the Servicing Fee and all unpaid Servicing
         Fees from prior Collection Periods;

                (ii)     to the Administrator under the Administration Agreement,
         the Administration Fee and all unpaid Administration Fees from prior
         Collection Periods;

                (iii)    to the Class A Noteholders pro rata based upon the amount
         of interest accrued on each such Class of Class A Notes, the Class A
         Noteholders' Interest Distributable Amount;

                (iv)     to the Principal Distribution Account, the First Priority
         Principal Distribution Amount, if any;

                (v)      to the Class B Noteholders, the Class B Noteholders' Interest
         Distributable Amount;

                (vi)     to the Principal Distribution Account, the Second Priority
         Principal Distribution Amount, if any;

                (vii)    to the Reserve Account, an amount equal to the excess of
         the Specified Reserve Account Balance over the amount on deposit in the
         Reserve Account on such Distribution Date; provided, that, on or prior to the Distribution Date on which the amount on deposit in the Reserve Account equals the Specified Reserve Account Balance, the amount deposited in the Reserve Account pursuant to this clause (vii) shall not exceed the
         Net Excess Spread for the applicable Distribution Date;

                (viii)   if any Class of Notes is Outstanding prior to giving effect to distributions on such Distribution Date, to the Principal Distribution
         Account, the Regular Principal Distribution Amount;

                (ix)     to the Indenture Trustee under the Indenture, all unpaid
         Indenture Trustee's fees and expenses, and to the Custodian under the Custodial
         Agreement, all unpaid Custodian's fees and expenses; and

                (x)      to the Certificate Distribution Account, the remaining Total
         Distribution Amount.

        (c)      On the second Business Day prior to each Distribution Date, the
         Servicer shall instruct the Indenture Trustee, which instruction shall be in the form of Exhibit B to Schedule E (or such other form that is acceptable to the Indenture Trustee and the Servicer), to make the following distributions from the Principal Distribution Account by
         11:00 A.M. (New York time) on such following Distribution Date in the following order of priority:

                (i)      to the Class A-1 Noteholders in reduction of the
         Outstanding Principal Amount of the Class A-1 Notes until the Outstanding
         Principal Amount thereof has been reduced to zero;

                (ii)     to the Class A-2 Noteholders in reduction of the Outstanding
         Principal Amount of the Class A-2 Notes until the Outstanding Principal Amount thereof has been reduced to zero;

                (iii)    to the Class A-3 Noteholders in reduction of the Outstanding
         Principal Amount of the Class A-3 Notes until the Outstanding Principal Amount thereof has been reduced to zero;

                (iv)     to the Class B Noteholders in reduction of the Outstanding
         Principal Amount of the Class B Notes until the Outstanding Principal Amount thereof has been reduced to zero; and

                (v)      to the Certificate Distribution Account, any funds remaining on deposit in the Principal Distribution Account.

        (d)      Notwithstanding anything in this Section 5.04 to the contrary, if an
         Event of Default under the Indenture occurs and the maturities of the
         Notes are accelerated pursuant to Section 5.02 of the Indenture, all amounts on deposit in the Collection Account shall be applied in accordance with Section 5.04(b) or 5.04(c) of the Indenture.

        (e)      In the event that any withholding tax is imposed on the Trust's payment
         (or allocations of income) to the Class B Noteholders, such tax shall reduce the amount otherwise distributable to the Class B Noteholders in accordance with this Section. The Indenture Trustee is hereby authorized to retain from amounts otherwise distributable to the Class
         B Noteholders sufficient funds for the payment of any tax that is legally owed or required to be withheld by the Trust (but such authorization shall not prevent the Trust or the Indenture Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to the Class B Noteholders shall be treated as cash distributed to the
         Class B Noteholders at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution, the
         Indenture Trustee may in its sole discretion withhold such amounts in accordance with this clause (e). In the event that the Class B
         Noteholders wish to apply for a refund of any such withholding tax, the
         Indenture Trustee shall reasonably cooperate with the Class B
         Noteholders in making such claim so long as the Class B Noteholders agrees to reimburse the Indenture Trustee for any out-of-pocket expenses incurred.

        SECTION 5.05.     Reserve  Account.  (a) On the  Closing  Date,  the  Seller  shall  deposit  the  Reserve  Account
Initial Deposit into the Reserve  Account.  The Servicer shall determine the Specified  Reserve Account Balance for each Distribution Date.

        (b) On each Determination Date, the Servicer shall determine if the Total
Required Payment exceeds the Total Available Amount for the related Distribution
Date, and if such an excess exists the Servicer shall instruct the Indenture
Trustee to withdraw from the

Reserve Account on the related Distribution Date, to the extent of funds available therein after any withdrawal from the Reserve Account pursuant to Section 5.03(b), an amount equal to such excess and deposit such funds into the Collection Account for inclusion as part of the Total Distribution Amount for distribution on such
Distribution Date in accordance with the priorities set forth in Section 5.04(b).

        (c) On each Determination Date, the Servicer shall determine if the amount on deposit in the Reserve Account (after taking into account any deposits thereto pursuant to Sections 5.04(b) and any withdrawals therefrom pursuant to Sections
5.03(b) or 5.05(b)) is greater than the Specified Reserve Account Balance for such Distribution Date (which shall be calculated to give effect to the reduction in the Outstanding Principal Amount of the Notes to result from payments to Noteholders pursuant to Section 5.04(c) on such Distribution Date)
and the Servicer shall instruct the Indenture Trustee to deposit such amounts in the Certificate Distribution Account.

        (d) Notwithstanding anything in this Section 5.05 to the contrary, if an Event of Default under the Indenture occurs and the maturities of the Notes are accelerated pursuant to Section 5.02 of the Indenture, amounts on deposit in the
Reserve Account shall be applied by the Indenture Trustee in accordance with
Section 5.04(b) or 5.04(c) of the Indenture.

        (e) Upon satisfaction of the Rating Agency Condition, the Seller may eliminate the Reserve Account and replace it with an alternative arrangement.

        SECTION 5.06.     [Reserved].

        SECTION 5.07. Statements to the Certificateholder and Noteholders. On the second
Business Day prior to each Distribution Date, the Servicer shall provide to the
Indenture Trustee for the Indenture Trustee to forward or make available to each
Noteholder of Record (with a copy to the Rating Agencies) and to the Owner
Trustee (for the Owner Trustee to forward to each Certificateholder of record pursuant to the Trust Agreement) a statement substantially in the form of
Exhibit A to Schedule E (or such other form that is acceptable to the Indenture
Trustee, the Owner Trustee and the Servicer) setting forth at least the following information as to the Notes (separately stating such information as to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class B
Notes) and the Certificate, to the extent applicable:

                (i)      the amount to be deposited to the Principal Distribution
         Account and the amounts to be paid to the Noteholders and the Certificateholder therefrom;

                (ii)     the Class A Noteholders' Interest Distributable Amount, the
         Class B Noteholders' Interest Distributable Amount and the amounts paid to such
         Noteholders in respect thereof;

                (iii)    the Pool Balance as of the close of business on the last day of the preceding Collection Period;

                (iv)     the Note Value as of the close of business on the last day of the preceding Collection Period;

                (v)      the Outstanding Principal Amount of each class of the Notes, the Class A-1 Note Pool Factor, the Class A-2 Note Pool Factor, the Class A-3
         Note Pool Factor, the Class B Note Pool Factor and the Certificate
         Balance, in each case as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under (i) above;

                (vi)     the amount of the Servicing Fee paid to the Servicer with
         respect to the related Collection Period;

                (vii)    the amount of the Administration Fee paid to the Administrator with respect to the preceding Collection Period;

                (viii)   the aggregate amount of the Purchase Amounts for Purchased
         Receivables with respect to the related Collection Period paid by each of the
         Seller and the Servicer (accounted for separately);

                (ix)     the amount of Realized Losses, if any, for such Collection
         Period;

                (x)      the balance of the Reserve Account on such Distribution Date, after giving effect to withdrawals made on such Distribution Date;

                (xi)     the Specified Reserve Account Balance for such Distribution
         Date;

                (xii)    the amount, if any, to be withdrawn from the Reserve Account and deposited into the Collection Account on such Distribution Date pursuant to Section 5.05(b);

                (xiii)   the amount, if any, to be withdrawn from the Reserve Account and deposited to the Certificate Distribution Account pursuant to Section
         5.05(c);

                (xiv)    the Certificate Balance for such Distribution Date and the aggregate amount to be deposited to the Certificate Distribution Account pursuant to Section 5.04(c);

                (xv)     the amount, if any, to be distributed to the
         Certificateholder pursuant to Section 5.02(a)(i) of the Trust Agreement; and

                (xvi)    the  amount,  if any,  to be  distributed  to the  Seller
         pursuant  to Section  5.02(a)(ii)  of the Trust Agreement.

         Each amount set forth pursuant to paragraph (i), (ii) or (iv) above shall be expressed as a dollar amount per $1,000 of original principal balance of a Note.

         The Indenture Trustee shall only be required to provide to the
Noteholders the information furnished to it by the Servicer. The Indenture
Trustee shall not be required to determine, confirm or recompute any such information.

        SECTION 5.08. Net Deposits. As an administrative convenience, so long as CFSC is the Servicer and the Administrator, if the Servicer is permitted to remit collections monthly rather than within two Business Days of their receipt and identification pursuant to Section 5.02, the Servicer will be permitted to make the deposit of collections on the Receivables and Purchase Amounts for or with respect to the Collection Period net of distributions to be made to the Servicer and the Administrator with respect to such Collection Period (including any
Servicer's Yield and the Servicing Fee to the extent of amounts available for payment thereof), and the Servicer shall pay amounts owing to the Administrator directly; provided, that if the Servicer is required to remit collections within two Business Days, the Servicer shall be paid the Servicer's Yield by means of the Servicer making the deposit of such collections net of the Servicer's Yield and deposits of such amounts may not be made net of the Servicing Fee. The
Servicer, however, will account to the Owner Trustee, the Indenture Trustee, the
Noteholders and the Certificateholder as if the Servicing Fee and Administration
Fee were paid individually.

                                   ARTICLE VI

                                   THE SELLER

        SECTION 6.01. Representations of Seller. The Seller makes the following representations on which the Issuer is deemed to have relied in acquiring the
Receivables. The representations speak as of the execution and delivery of this
Agreement and shall survive the sale of the Receivables to the Issuer and the grant thereof to the Indenture Trustee pursuant to the Indenture.

        (a) Organization and Good Standing. The Seller is duly organized and validly existing as a corporation in good standing under the laws of the State of Nevada with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire and own the Receivables.

        (b) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the failure to so qualify or to obtain any such license or approval would render any Receivable unenforceable that would otherwise be enforceable by the Seller or the Issuer.

        (c) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the Receivables and other property to be sold and assigned to and deposited with the Issuer and has duly authorized such sale and assignment to the Issuer by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the
Seller by all necessary corporate action.

        (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except to the extent that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and the remedy of

specific performance and injunctive relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        (e) No Violation. The consummation of the transactions contemplated by this
Agreement and the fulfillment of the terms hereof do not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it shall be bound; (ii)
result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument
(other than pursuant to the Basic Documents); or (iii) violate any law or, to the best of the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

        (f) No Proceedings. There are no proceedings or investigations pending, or to the Seller's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (i) asserting the invalidity of this
Agreement, the Indenture, the Notes, the Certificate or any of the other Basic
Documents, (ii) seeking to prevent the issuance of the Notes or the Certificate or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents; (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, the Notes, the Certificate or any other of the Basic Documents or (iv) which might adversely affect the
Federal or state income tax attributes of the Notes or the Certificate.

        SECTION 6.02. Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

        (a) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner
Trustee, the Custodian and the Indenture Trustee and their officers, directors and agents from and against any taxes that may at any time be asserted against the Issuer, the Owner Trustee, the Custodian or the Indenture Trustee or their respective officers, directors, and agents with respect to the sale of the
Receivables to the Issuer or the issuance and original sale of the Certificate and the Notes, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the
Issuer, not including any taxes asserted with respect to ownership of the
Receivables or Federal or other income taxes arising out of the transactions contemplated by this Agreement) and costs and expenses in defending against the same.

        (b) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner
Trustee, the Custodian and the Indenture Trustee and their officers, directors, and agents from and against any loss, liability or expense incurred by reason of
(i) the Seller's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the

Seller's or the Issuer's violation or alleged violation of Federal or state securities laws in connection with the offering and sale of the Notes and the Certificate.

         Indemnification under this Section shall survive the resignation or removal of the Owner Trustee, the Custodian or the Indenture Trustee and the
termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section 6.02 and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

        SECTION 6.03. Merger or Consolidation of, or Assumption of the Obligations of,
Seller. Any Person (a) into which the Seller may be merged or consolidated, (b)
which may result from any merger or consolidation to which the Seller shall be a party or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this
Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this
Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.01 shall have been breached and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Seller shall have delivered to the Owner Trustee and the
Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and (iv) the Seller shall have delivered to the Owner
Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all actions necessary to perfect the interests of the Issuer and the Indenture Trustee have been taken, including that all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and Indenture Trustee, respectively, in the Receivables and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii)
and (iv) above shall be conditions to the consummation of the transactions referred to in clause (a), (b) or (c) above.

        SECTION 6.04. Limitation on Liability of Seller and Others. The Seller and any
director or officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder.
The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this
Agreement, and that in its opinion may involve it in any expense or liability.

        SECTION 6.05. Seller May Own the Certificate or Notes. The Seller and any
Affiliate (other than CFSC) thereof may in its individual or any other capacity become the owner or pledgee of the Certificate or Notes with the same rights as it would have if it were not the

Seller or an Affiliate thereof, except as expressly provided herein (including, without limitation, the definition of "Outstanding" contained in each of the
Indenture and the Trust Agreement) or in any Basic Document.

                                   ARTICLE VII

                                  THE SERVICER

        SECTION 7.01. Representations of Servicer. The Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring the
Receivables. The representations speak as of the execution and delivery of the
Agreement (or as of the date a Person (other than the Indenture Trustee) becomes
Servicer pursuant to Sections 7.03 and 8.02, in the case of a successor to the
Servicer) and shall survive the sale of the Receivables to the Issuer and the grant thereof to the Indenture Trustee pursuant to the Indenture.

        (a) Organization and Good Standing. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority to own its properties and to conduct the business in which it is currently engaged, and had at all relevant times, and has, the power, authority and legal right to acquire, own, sell and service the Receivables.

        (b) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action.

        (c) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and the remedy of specific performance and injunctive relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        (d) No Violation. The consummation of the transactions contemplated by this
Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Servicer, or any indenture, agreement or other instrument to which the Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument
(other than as contemplated by the Basic Documents); nor violate any law or, to the best of the Servicer's knowledge, any order, rule or regulation applicable to the Servicer of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

        (e) No Proceedings. To the Servicer's best knowledge, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative

agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of this
Agreement, the Indenture, the Notes, the Certificate or any of the other Basic
Documents; (ii) seeking to prevent the issuance of the Notes or the Certificate or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents; (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, the Notes, the Certificate or any of the other Basic Documents; or (iv) relating to the Servicer and which might adversely affect the Federal or state income tax attributes of the Notes or the Certificate.

        (f) No Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery by the Servicer of this Agreement or any other Basic Document, the performance by the Servicer of the transactions contemplated by this Agreement or any other Basic Document and the fulfillment by the Servicer of the terms hereof or thereof, have been obtained or have been completed and are in full force and effect (other than approvals, authorizations, consents, orders or other actions which if not obtained or completed or in full force and effect would not have a material adverse effect on the Servicer or the Issuer or upon the collectability of any Receivable or upon the ability of the Servicer to perform its obligations under this
Agreement).

        SECTION 7.02. Indemnities of Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

        (a) The Servicer shall defend, indemnify and hold harmless the Issuer, the Owner
Trustee, the Indenture Trustee, the Custodian, the Noteholders, the
Certificateholder and the Seller and any of the officers, directors and agents of the Issuer, the Owner Trustee, the Indenture Trustee, the Custodian and the
Seller from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate (other than the Seller or the Issuer) thereof of any Transaction Equipment.

        (b) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner
Trustee, the Indenture Trustee, the Custodian and the Seller and their respective officers, directors and agents from and against (i) any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Issuer or the issuance and original sale of the Certificate and the Notes, or asserted with respect to ownership of the Receivables, or Federal or other income taxes arising out of distributions on the Certificate or the Notes) and (ii) costs and expenses in defending against the same.

        (c) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner
Trustee, the Indenture Trustee, the Seller, the Custodian, the Certificateholder
and the Noteholders and any of the officers, directors and agents of the Issuer, the Owner Trustee, the

Indenture Trustee and the Seller from and against any and
all costs, expenses, losses, claims, damages and liabilities to the extent that any such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this
Agreement or on account of the failure of the Servicer to be qualified to do business as a foreign corporation or to have obtained a license or approval in any jurisdiction.

        (d) The Servicer shall indemnify, defend and hold harmless the Owner Trustee, the Custodian and the Indenture Trustee and their respective officers, directors and agents from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein, and in the case of the Owner
Trustee, in the Trust Agreement, in the case of the Custodian, the Custodial
Agreement and in the case of the Indenture Trustee, the Indenture, except to the extent that any such cost, expense, loss, claim, damage or liability: (i) shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee, the Custodian or the Indenture Trustee, as
applicable; or (ii) shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in Section 7.03 of the Trust
Agreement.

        (e) The Servicer shall pay any and all taxes levied or assessed upon all or any part of the Owner Trust Estate, other than any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Issuer or the issuance and original sale of the Certificate and the Notes, or Federal or other income taxes imposed on the Issuer because of its classification or reclassification for tax purposes, or Federal or other income taxes arising out of distributions on the Certificate or the Notes.

         For purposes of this Section, in the event of the termination of the rights and obligations of CFSC (or any successor thereto pursuant to Section 7.03)
as Servicer pursuant to Section 8.01, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Indenture Trustee)
pursuant to Section 8.02.

         Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee or the termination of this
Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

        SECTION 7.03. Merger or Consolidation of, or Assumption of the Obligations of,
Servicer. Any Person (a) (i) into which the Servicer may be merged or consolidated, (ii) which may result from any merger or consolidation to which the Servicer shall be a party, (iii) which may succeed to the properties and assets of the Servicer substantially as a whole, or (iv) which is a corporation
50% or more of the voting stock of which is owned, directly or indirectly, by
Caterpillar, and (b) in the case of any of (i), (ii), (iii) or (iv), which has executed an agreement of assumption to perform every obligation of the Servicer hereunder, shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this

Agreement; provided, however, that (w) immediately after giving effect to such transaction, no
Servicer Default, and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (x) the
Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an
Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, (y) the Rating Agency
Condition shall have been satisfied with respect to such transaction and (z) the
Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an
Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee, respectively, in the
Receivables and reciting the details of such filings or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses
(w), (x), (y) and (z) above shall be conditions to the consummation of the transactions referred to in clause (a), (b), (c) or (d) above.

        SECTION 7.04. Limitation on Liability of Servicer and Others. Neither the
Servicer nor any of the directors or officers or employees or agents of the
Servicer shall be under any liability to the Issuer, the Noteholders or the
Certificateholder, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director or officer or employee or agent of the Servicer as the case may be, may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this Agreement.
         Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this
Agreement, and that in its opinion may involve it in any expense or liability;
provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the other Basic
Documents and the rights and duties of the parties to this Agreement and the other Basic Documents and the interests of the Certificateholder under this
Agreement and the Noteholders under the Indenture.

        SECTION 7.05. CFSC Not To Resign as Servicer. Subject to the provisions of
Section 7.03, CFSC shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law (if it is also determined that such determination may not be reversed). Notice of any such determination permitting the resignation of CFSC shall be communicated to the Owner Trustee and the
Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be

41

evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a successor Servicer shall have assumed the responsibilities and obligations of CFSC in accordance with Section 8.02.

                                    ARTICLE VIII

                                     DEFAULT

SECTION 8.01. Servicer Default. If any one of the following events (a "Servicer Default") shall occur and be continuing:

        (a) any failure by the Servicer (i) to deliver to the Indenture Trustee for deposit in any of the Trust Accounts or the Certificate Distribution Account any
required payment or (ii) to direct the Indenture Trustee to make any required distribution therefrom that shall continue unremedied for a period of three
Business Days after written notice of such failure is received by the Servicer from the Owner Trustee or the Indenture Trustee or after discovery of such failure by an officer of the Servicer; or

        (b) failure on the part of the Servicer or the Seller, as the case may be, duly to observe or to perform in any material respect any other covenants or agreements of the Servicer or the Seller (as the case may be) set forth in this
Agreement or any other Basic Document, which failure shall (i) materially and adversely affect the rights of the Certificateholder or Noteholders and (ii)
continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given
(A) to the Servicer or the Seller (as the case may be) by the Owner Trustee or the Indenture Trustee or (B) to the Servicer or the Seller (as the case may be), and to the Owner Trustee and the Indenture Trustee by the Holders of Notes
evidencing not less than 25% of the Outstanding Principal Amount of the Notes or the Certificateholder; or

        (c) an Insolvency Event occurs with respect to the Seller or the Servicer;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee, or the Holders of Class A Notes
evidencing not less than 25% of the Outstanding Principal Amount of such Notes, or if no Class A Notes are Outstanding, the Holders of Class B Notes evidencing not less than 25% of the Outstanding Principal Amount of such Notes, or if no
Notes are Outstanding, either the Owner Trustee or the Certificateholder, by notice then given in writing to the Servicer (and to the Indenture Trustee and the Owner Trustee if given by the Noteholders) may terminate all the rights and obligations (other than the obligations set forth in Section 7.02 hereof) of the
Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificate or the Receivables or otherwise, shall, without further action, pass to and be vested in the Indenture
Trustee or such successor Servicer as may be appointed under Section 8.02; and, without limitation, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered to execute and deliver, on behalf of the predecessor
Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor
Servicer, the Indenture Trustee and the Owner Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received by it with respect to a Receivable. All reasonable costs and expenses (including reasonable attorneys' fees) incurred in connection (x) with transferring the computer or other records to the successor Servicer in the form requested and (y) amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of a Servicer Default, the Owner Trustee shall give notice thereof to the Rating Agencies.

        SECTION 8.02. Appointment of Successor Servicer. (a) Upon the Servicer's receipt of notice of termination, pursuant to Section 8.01 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the earlier of (x) the date 45 days from the delivery to the Owner Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the
Servicer's termination hereunder, the Indenture Trustee shall appoint a successor Servicer, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Owner Trustee and the Indenture
Trustee. In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, pending the appointment of and acceptance by a successor
Servicer, the Indenture Trustee without further action shall automatically be appointed and serve as the successor Servicer and the Indenture Trustee shall be entitled to the Servicing Fee and the Servicer's Yield. Notwithstanding the
above, the Indenture Trustee shall, if it shall be legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established institution who has demonstrated its capability to service the
Receivables to the satisfaction of the Indenture Trustee, as the successor to the Servicer under this Agreement, having a net worth of not less than
$50,000,000 and whose regular business shall include the servicing of receivables comparable with the Receivables, as the successor to the Servicer under this Agreement.

         The Indenture Trustee, acting in its capacity as successor Servicer, and any successor Servicer appointed by it, shall have no responsibility or obligation (i) for any breach by any predecessor Servicer of any of its representations and warranties, or (ii) any acts or omissions of CFSC or any other Servicer prior to its termination.

        (b) Upon appointment, the successor Servicer (including the Indenture Trustee acting as successor servicer) shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto

placed on the predecessor
Servicer and shall be entitled to the Servicing Fee and the Servicer's Yield and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

        (c) Subject to the Indenture Trustee's right to appoint a successor Servicer pursuant to Section 8.02(a) after the Indenture Trustee has become the Servicer pending the appointment of and acceptance by a successor Servicer, the Servicer may not resign unless it is prohibited from serving as such by law.

        (d) Notwithstanding any other provision of this Agreement, neither the Indenture
Trustee nor any successor Servicer shall be deemed in default, breach or violation of this Agreement as a result of the failure of CFSC or any Servicer
(i) to cooperate with the Indenture Trustee or any successor Servicer pursuant to Section 8.01, (ii) to deliver funds required to be deposited to any Trust
Account, or (iii) to deliver files or records relative to the Receivables as may be requested by the Indenture Trustee or successor Servicer.

        SECTION 8.03. Notification to Noteholders and Certificateholder. Upon any
termination of, or appointment of a successor to, the Servicer pursuant to this
Article VIII, the Owner Trustee shall give prompt written notice thereof to the
Certificateholder and the Indenture Trustee shall give prompt written notice thereof to Noteholders and the Rating Agencies.

        SECTION 8.04. Waiver of Past Defaults. The Holders of Class A Notes evidencing more than a 50% of the Outstanding Principal Amount of such Notes or, if no
Class A Notes are Outstanding, the Holders of Class B Notes evidencing more than
50% of the Outstanding Principal Amount of such Notes or, if no Notes are
Outstanding, the Certificateholder, may, on behalf of all Noteholders and the
Certificateholder, waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

        SECTION 8.05. Appointment of Custodians. CFSC, the Seller, the Issuer and the
Indenture Trustee may, with the consent of the Servicer and notice to the Rating
Agencies, appoint U.S. Bank National Association, as Custodian to hold all or a portion of the Receivable Files as agent for such Person during such time as such Person owns or has an interest in the Receivables, in accordance with the
Custodial Agreement. U.S. Bank National Association is appointed Custodian and, for so long as it shall be the Custodian thereunder, agrees to comply with the terms of the Custodial Agreement applicable to it. The Indenture Trustee agrees to comply with the terms of the Custodial Agreement and to enforce the terms and provisions thereof against the Custodian.

                                   ARTICLE IX

                                   TERMINATION

        SECTION 9.01. Optional Purchase of All Receivables; Trust Termination.
(a) If on the last day of any Collection Period the Note Value is 10% or less of the
Initial Note Value the Servicer shall have the option to purchase the Owner
Trust Estate, other than the Trust Accounts, which purchase shall be effective as of such last day by depositing in the Collection Account on or prior to the second Business Day prior to the next succeeding Distribution Date an amount equal to the aggregate Purchase Amount for the Receivables (including defaulted
Receivables but not including Liquidated Receivables) pursuant to Section 5.03;
provided, however, that the aggregate Purchase Amount for the Receivables, after payment of all amounts due pursuant to Section 5.04(b)(i) on such next succeeding Distribution Date, is an amount at least equal to the aggregate
Redemption Price for the Class A-3 Notes and the Class B Notes. Upon the
exercise of such option, the Servicer shall succeed to all interests in and to the Trust.

         (b) Notice of any termination of the Trust shall be given by the
Servicer to the Owner Trustee and the Indenture Trustee as soon as practicable after the Servicer has received notice thereof.

        (c) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholder will succeed to the rights of the Noteholders hereunder (other than the right to receive payments under Section 5.05(b)), and the Owner Trustee will succeed to the rights of, and assume the obligations of, the Indenture Trustee pursuant to this Agreement.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

        SECTION 10.01. Amendment. The Agreement may be amended by the Seller, the
Servicer and the Trust, with the consent of the Indenture Trustee, but without the consent of any of the Noteholders or the Certificateholder, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholder; provided, however, that such amendment shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholders or the federal tax characterization of the Notes.

         This Agreement may also be amended from time to time by the Seller, the
Servicer and the Trust, with the consent of the Indenture Trustee, the consent of the Holders of Notes evidencing at least a majority of the Outstanding
Principal Amount of the Notes and the consent of the "Holder" (as defined in the
Trust Agreement) of the Certificate, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the
Certificateholder; provided, however, that no such amendment shall (a) increase or reduce in any manner the

amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required
to be made for the benefit of the Noteholders or (b) reduce the aforesaid percentage of the Outstanding Principal Amount of the Notes, the holders of which are required to consent to any such amendment, without the consent of the
Holders of all the Outstanding Notes.

         Prior to the execution of any such amendment or consent, the Servicer shall furnish written notification of the substance of such amendment or consent to each of the Rating Agencies. Promptly after the execution of any such amendment or consent without the consent of the Certificateholder, the Owner
Trustee shall furnish written notification of the substance of such amendment or consent to the Certificateholder.

         It shall not be necessary for the consent of the Certificateholder or the Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

         Prior to the execution of any amendment to this Agreement, the Owner
Trustee and the Indenture Trustee shall be entitled to receive and rely upon an
Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in
Section 10.02(i)(1). The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's or the Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

        SECTION 10.02. Protection of Title to Trust. (a) The Seller shall take all actions necessary to perfect, and maintain perfection of, the interests of the
Trust and the Indenture Trustee in the Receivables. In the event it is determined that the Indenture Trustee's or the Issuer's interests are no longer perfected, such actions shall include but shall not be limited to the enforcement of the terms of the Custodial Agreement and of Section 6.02 of the
Purchase Agreement. In addition, without limiting the rights of the Indenture
Trustee or the Issuer specified in the immediately preceding sentence, the
Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to present, maintain, and protect the interest of the Issuer and the interest of the Indenture Trustee in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the
Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b)               Neither the Seller nor the Servicer shall change its name or type or jurisdiction of organization unless it shall have
                  given the Owner Trustee and the Indenture Trustee at least
                  (30) days' prior written notice thereof and, if applicable, shall have timely filed appropriate amendments to any and all previously filed financing statements or continuation
                  statements (so that the Lien of the Issuer or the Indenture
                  Trustee is not adversely affected).

(c)               The Servicer shall at all times maintain each office from
                  which it shall service Receivables, and its principal
                  executive office, within the United States of America.

(d)               The Servicer shall maintain accounts and records as to each
                  Receivable accurately and in sufficient detail to permit (i)
                  the reader thereof to know at any time the status of such
                  Receivable, including payments and Recoveries made and
                  payments owing (and the nature of each) and (ii)
                  reconciliation between payments or Recoveries on (or with
                  respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such
                  Receivable.

(e)               The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the
                  Receivables, the Servicer's master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Issuer (which interest has been acquired from the Seller) and the Indenture Trustee in such
                  Receivable and that such Receivable is owned by the Issuer and has been granted to the Indenture Trustee. Indication of the
                  Issuer's interest (which interest has been acquired from the
                  Seller) and the Indenture Trustee's interest in a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the related Receivable shall have been paid in full or repurchased.

(f)               If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in receivables comparable with the Receivables, to any prospective purchaser, lender or other transferee, the
                  Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts
                  (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer and has been granted to the Indenture
                  Trustee.

(g)               The Servicer shall permit the Indenture Trustee and its agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer's records
                  regarding any Receivable.

(h)               Upon request, the Servicer shall furnish to the Owner Trustee or to the Indenture Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor)
                  then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the
                  Servicer's Certificates furnished before such request
                  indicating removal of Receivables from the Trust.

(i)               The Seller shall deliver to the Owner Trustee and the
                  Indenture Trustee:

        (1)       promptly after the execution and delivery of this Agreement and of each amendment thereto, an Opinion of Counsel either
                  (A) stating that, in the opinion of such counsel, all actions have been taken that are necessary fully to perfect the
                  interests of the Trust and the Indenture Trustee in the
                  Receivables, and reciting the details of such action or
                  referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such
                  counsel, no such action shall be necessary to perfect such interest; and

        (2)       within  120 days  after the  beginning  of each  calendar  year beginning  with the first  calendar  year beginning  more than three months after the

                  Cut-off  Date,  an Opinion of Counsel,  dated as of a
                  date during such 120-day  period,  either (A) stating that,  in the opinion of such counsel,  all actions  have  been  taken,  and,  if  applicable,  all  financing  statements  and  continuation statements  have been executed and filed,  that are  necessary  fully to perfect the interests of the Trust and the Indenture  Trustee in the  Receivables and reciting the details of such filings or referring to prior  Opinions of Counsel in which such details are given,  or (B) stating that, in the opinion of such counsel, no such action shall be necessary to perfect such interest.

                  Each Opinion of Counsel referred to in clause (1) or (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to perfect such interest.

        (j) The Seller shall, to the extent required by applicable law, cause the Notes to be registered with the Commission pursuant to Section 12(b) or Section 12(g)
of the Exchange Act within the time periods specified in such sections.

        SECTION 10.03. Notices. All demands, notices and communications upon or to the
Seller, the Servicer, the Issuer, the Owner Trustee, the Indenture Trustee or
the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, to
Caterpillar Financial Funding Corporation, 4040 S. Eastern Avenue, Suite 344,
Las Vegas, Nevada 89119, (702-735-2514), (b) in the case of the Servicer, to
Caterpillar Financial Services Corporation, 2120 West End Avenue, Nashville, TN
37203-0001 (615-341-1000), (c) the case of the Issuer or the Owner Trustee, at the "Corporate Trust Office" (as defined in the Trust Agreement), with a copy to the Administrator, to 2120 West End Avenue, Nashville, Tennessee 37203-0001
(615-341-1000), (d) in the case of the Indenture Trustee, at the Corporate Trust
Office, (e) in the case of Moody's, to Moody's Investors Service, Inc., ABS
Monitoring Department, 99 Church Street, New York, New York 10007 and (f) in the
case of Standard & Poor's, to Standard & Poor's Ratings Services, 55 Water
Street, 40th Floor, New York, New York 10041, Attention of Asset Backed
Surveillance Department or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

        SECTION 10.04. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.03 and 7.03 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this
Agreement may not be assigned by the Seller or the Servicer.

        SECTION 10.05. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Seller, the Servicer, the Issuer, the Owner
Trustee, the Certificateholder, the Indenture Trustee and the Noteholders, and
nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the
Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

        SECTION 10.06. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such

prohibition or unenforceability without
invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        SECTION 10.07. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

        SECTION 10.08. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

        SECTION 10.09. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS
CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW
YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS, REMEDIES OF THE
PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

        SECTION 10.10. Assignment to Indenture Trustee. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables and the other property constituting the Owner
Trust Estate and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Indenture Trustee.

        SECTION 10.11. Nonpetition Covenants. (a) Notwithstanding any prior termination of this Agreement, the Servicer, the Seller, the Owner Trustee and the Indenture
Trustee shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

        (b) Notwithstanding any prior termination of this Agreement, the Servicer, the
Issuer, the Owner Trustee and the Indenture Trustee shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Seller, acquiesce, petition or otherwise invoke or cause the
Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

        SECTION 10.12. Limitation of Liability of Owner Trustee and Indenture Trustee.
(a) Notwithstanding anything contained herein to the contrary, this Agreement has been

countersigned by Chase Manhattan Bank USA, National Association not in
its individual capacity but solely in its capacity as Owner Trustee of the
Issuer, and in no event shall Chase Manhattan Bank USA, National Association in its individual capacity or, except as expressly provided in the Trust Agreement, as beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust
Agreement.

        (b) Notwithstanding anything contained herein to the contrary, this Agreement has been acknowledged and accepted by U.S. Bank National Association not in its individual capacity but solely as Indenture Trustee, and in no event shall U.S.
Bank National Association have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                            CATERPILLAR FINANCIAL ASSET TRUST 2004-A

                                            By:  CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, not in its
                                                 individual capacity but solely as Owner Trustee on behalf of the Issuer,

                                            By:
                                                  Name:
                                                  Title:

                                            CATERPILLAR FINANCIAL FUNDING
                                              CORPORATION, as Seller,

                                            By:
                                                  Name:
                                                  Title:

                                            CATERPILLAR FINANCIAL SERVICES
                                              CORPORATION, as Servicer

                                            By:
                                                  Name:
                                                  Title:

Acknowledged and Accepted:
U.S. BANK NATIONAL ASSOCIATION,
  not in its individual capacity but only as
  Indenture Trustee, Custodian and
  Securities Intermediary

By:
     Name:
     Title:

                                                                    SCHEDULE A

                                  SCHEDULE OF RECEIVABLES

A-1

                                                                    SCHEDULE B

                              LOCATION OF RECEIVABLE FILES

                              4040 S. Eastern Avenue, Suite 344
                                    Las Vegas, Nevada 89121

B-1

                                                                    SCHEDULE C

                         FORM OF RECEIVABLE FILES CERTIFICATION

                                            [DATE]

[Issuer]

[Rating Agencies]

[Seller]

         Re:      Sale and Servicing Agreement (the "Sale and Servicing Agreement"),
                  dated as of May 1, 2004 among Caterpillar Financial Services Corporation, as
                  Servicer, Caterpillar Financial Funding Corporation and Caterpillar Financial
                  Asset Trust 2004-A

Gentlemen:

         In accordance with the provisions of Section 3.05 of the
above-referenced Sale and Servicing Agreement, the undersigned hereby certifies that as to each Receivable listed on the Schedule of Receivables (other than any
Receivable paid in full or any Receivable listed on the exception report attached hereto), it has reviewed the Receivable Files and has determined that
(i) all such documents have been delivered to the Custodian, (ii) all documents to be included in the Receivable Files pursuant to the Sale and Servicing
Agreement including, without limitation, the Original Contract have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Receivable and (iii) based on its examination, and only as to the foregoing documents, the information set forth on the Schedule of Receivables respecting such Receivables accurately reflects the information set forth in the Receivables .

         The undersigned has not made any independent examination of such documents beyond the review specifically required in the above-referenced Sale and Servicing Agreement. The undersigned makes no representations as to: (i) the validity, legality, enforceability or genuineness of any documents contained in the Receivable Files, or (ii) the collectability, insurability, effectiveness or suitability of any Receivable identified on the Schedule of Receivables.

C-1

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-referenced Sale and Servicing Agreement.

                                             CATERPILLAR FINANCIAL SERVICES CORPORATION

                                             By:
                                                 Name:
                                                  Title:

C-2

                                                                    SCHEDULE D

                             SERVICER'S CERTIFICATE

         The undersigned hereby certify that (i) they are, respectively, a duly elected [title] and [title] of Caterpillar Financial Services Corporation and
(ii) this Servicing Certificate complies with the requirements of, and is being delivered pursuant to, Section 4.09 of the Sale and Servicing Agreement (the
"Sale and Servicing Agreement") dated as of May 1, 2004 between Caterpillar
Financial Asset Trust 2004-A, Caterpillar Financial Funding Corporation and
Caterpillar Financial Services Corporation.

Dated:
                                                              Name:
                                                              Title:

                                                              Name:
                                                              Title:

Distribution Date:  ______________

(i)      Servicing Fee;

(ii)     Administration Fee;

(iii)    Total Available Amount;

(iv)     Total Distribution Amount;

(v)      the weighted average Net APR for the related Collection Period;

(vi)     Class A Noteholders' Monthly Interest Distributable Amount;

(vii)    Class A Noteholders' Interest Carryover Shortfall;

(viii)   Class B Noteholders' Monthly Interest Distributable Amount;

(ix)     Class B Noteholders' Interest Carryover Shortfall;

(x)      The amount to be deposited to the Principal Distribution Account pursuant to Section 5.04(b)(iv);

(xi)     The amount to be deposited to the Principal Distribution Account pursuant to Section 5.04(b)(vi);

(xii)    The amount to be deposited to the Principal Distribution Account pursuant to Section 5.04(b)(viii);

(xiii)   The amount to be remitted to each Class of Noteholders and the Holder of the Certificate from amounts on deposit in the Principal
         Distribution Account;

(xiv)    the amount to be withdrawn from the Reserve Account and deposited to the Collection Account pursuant to Section 5.05(b);

(xv)     the Specified Reserve Account Balance;

(xvi)    the amount to be deposited into the Reserve Account pursuant to Section 5.04(b);

(xvii)   the excess, if any, of the amount in the Reserve Account (after giving effect to Section 5.04(b)) over the Specified Reserve Account Balance;

(xviii)  the amount to be withdrawn from the Reserve Account and remitted to the
         Certificate Distribution Account pursuant to Section 5.05(c);

(xix)    the amount to be withdrawn from the Collection Account and remitted to the Certificate Distribution Account pursuant to Section 5.04(b)(x);

(xx)     the amount to be remitted to the Certificateholder pursuant to Section 5.02(a)(i) of the Trust Agreement;

(xxi)    the amount to be remitted to the Seller pursuant to Section 5.02(a)(ii) of the Trust Agreement;

(xxii)   the Pool Balance as of the close of business on the last day of the related Collection Period;

(xxiii)  the Note Value as of the close of business on the last day of the preceding Collection Period;

(xxiv)   the Outstanding Principal Amount of the Class A-1 Notes, the Class A-1
         Note Pool Factor, the Outstanding Principal Amount of the Class A-2
         Notes, the Class A-2 Note Pool Factor, the Outstanding Principal Amount
         of the Class A-3 Notes, the Class A-3 Note Pool Factor, the Outstanding
         Principal Amount of the Class B Notes, the Class B Note Pool Factor,
         the Certificate Balance and the Certificate Pool Factor as of the close of business on the last day of the related Collection Period, after giving effect to payments of principal on such Distribution Date;

(xxv)    the aggregate amount of the Purchase Amounts for Purchased Receivables with respect to the related Collection Period; and

(xxvi)   the amount of Realized Losses, if any, for the related Collection
         Period.

                                                                    SCHEDULE E

                              OFFICERS' CERTIFICATE

         The undersigned hereby certify that (i) they are, respectively, a duly elected [title] and [title] of Caterpillar Financial Services Corporation, (ii)
Exhibit A hereto complies with the requirements of, and is being delivered pursuant to, Section 5.07 of the Sale and Servicing Agreement (the "Sale and
Servicing Agreement") dated as of May 1, 2004 between Caterpillar Financial
Asset Trust 2004-A, Caterpillar Financial Funding Corporation and Caterpillar
Financial Services Corporation, and (iii) Exhibit B hereto complies with the requirements of, and is being delivered pursuant to, Section 5.04(b) of the Sale and Servicing Agreement.

Dated:
                                                             Name:
                                                              Title:

                                                              Name:
                                                              Title:

E-1

                                                                                           EXHIBIT A
                                                                                       TO SCHEDULE E

Statement for Noteholders and Certificateholder
pursuant to Section 5.07

         Distribution Date:___________________

         (i) Amount of principal being paid on Notes:

                  (a)Class A-1 Notes:_______________                   ($____  per $[___]
                                                                       original principal
                                                                       amount)

                  (b)Class A-2 Notes:_______________                   ($____  per $[___]
                                                                       original principal
                                                                       amount)

                  (c)Class A-3 Notes:_______________                   ($____  per $[___]
                                                                       original principal
                                                                       amount)

                  (d)Class B Notes: ________________                    ($____  per $[___]
                                                                       original principal
                                                                       amount)

                  (e)Total: _________________

         (ii) Amount of principal being paid on
         Certificate:_____________                                     ($____ per $[___]
                                                                       original principal amount)

         (iii) Amount of interest being paid or distributed:

                  (a)Class A-1 Notes:_______________                   ($____  per $[___]
                                                                       original principal
                                                                       amount)

                  (b)Class A-2 Notes:_______________                   ($____  per $[___]
                                                                       original principal
                                                                       amount)

                  (c)Class A-3 Notes:_______________                   ($____  per $[___]
                                                                       original principal
                                                                       amount)

                  (d)Class B Notes: ________________                    ($____  per $[___]
                                                                       original principal
                                                                       amount)

                  (e) Seller: _________________

                  (f) Total:_______________

         (iv) Pool Balance at end of related Collection Period:_________.

A-1

         (v) Note Value at end of related Collection Period:_____________.

         (vi) after giving effect to distributions on this Distribution Date:

                  (a)      (1) outstanding principal amount of Class A-1 Notes:_________
                           (2) Class A-1 Note Pool Factor:______________

                  (b)      (1) outstanding principal amount of Class A-2 Notes:_________
                           (2) Class A-1 Note Pool Factor:______________

                  (c)      (1) outstanding principal amount of Class A-3 Notes:_________
                           (2) Class A-1 Note Pool Factor:______________

                  (d)      (1) outstanding principal amount of Class B Notes:_________
                           (2) Class A-1 Note Pool Factor:______________

                  (e)      (1) Certificate Balance of Certificate
                           (2) Certificate Pool Factor:______________

         (vii)    Amount of Servicing Fee being paid:____________.

         (viii)   Amount of Administration Fee being paid:______________________.

         (ix)     Aggregate Purchase Amounts for Collection Period:____________.

         (x)      Aggregate amount of Realized Losses for the Collection Period:__________.

         (xi)     Amount in Reserve Account:___________________.

         (xii)    Specified Reserve Account Balance:______________.

A-2

                                                                                           EXHIBIT B
                                                                                       TO SCHEDULE E

Instructions to the Indenture Trustee for payments and deposits pursuant to
Section 5.04(b) of the Sale and Servicing Agreement:

Date:________

(i)               Payment of Servicing Fee (including any previously unpaid
                  Servicing Fees) to Servicer pursuant to Section 5.04(b)(i):
                  ----------.

(ii)              Payment of Administration Fee to
                  Administrator:________________.

(iii)             Class A Noteholders' Interest Distributable Amount to be
                  remitted to the Class A Noteholders: __________.

(iv)              Amount of First Priority Principal Distribution Amount to be
                  deposited to the Principal Distribution Account pursuant to
                  Section 5.04(b)(iv);

(v)               Class B Noteholders' Interest Distributable Amount to be
                  remitted to the Class B Noteholders: __________.

(vi)              Amount of Second Priority Principal Distribution Amount to be
                  deposited to the Principal Distribution Account pursuant to
                  Section 5.04(b)(vi);

(vii)             Deposit to Reserve Account pursuant to Section 5.04(b)(vii);

(viii)            Amount to be deposited to the Principal Distribution Account pursuant to Section 5.04(b)(viii);

(ix)              The amount to be deposited to the Certificate Distribution
                  Account pursuant to Section 5.04(b)(ix) for distribution to the holder of the Certificate: __________;

(x)               Amount to be distributed from the Principal Distribution
                  Account to each Class of Noteholders, and to the holders of the Certificate;

(xi)              Amount to be withdrawn from the Reserve Account and deposited to the Collection Account pursuant to Section 5.05(b); and

(xii)             Amount to be withdrawn from the Reserve Account and deposited to the Certificate Distribution Account pursuant to Section
                  5.05(c).

F-3-1

         SECTION 3.05.              Acceptance by Issuer and the Indenture Trustee of the Receivables;

-i-

                                   (continued)

         SECTION 6.03.              Merger or Consolidation of, or Assumption of the Obligations of,

         SECTION 7.03.              Merger or Consolidation of, or Assumption of the Obligations of,

-ii-

                                   (continued)

-iii-